                                                                     EXHIBIT 2.1

                                                            EXECUTION COPY
                                                            --------------

================================================================================



                   CONTRACT FOR PURCHASE AND SALE OF HOTELS


                                 By and Among


                           THOSE ENTITIES IDENTIFIED
                                ON SCHEDULE A,
                                  as Sellers


                                      and


           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.
                                   as Buyer



                            Dated November 26, 1997


================================================================================

                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.   Definitions...............................................    1
SECTION 1.02.   Definitions Generally.....................................    9

                                   ARTICLE II

                 Purchase and Sale; Assumption of Liabilities
                 --------------------------------------------

SECTION 2.01.   Purchase and Sale.........................................    9
SECTION 2.02.   Assumed Liabilities.......................................   10

                                  ARTICLE III

                                Purchase Price
                                --------------

SECTION 3.01.   Deposit...................................................   11
SECTION 3.02.   Cash to Close.............................................   11
SECTION 3.03.   Allocations...............................................   11

                                  ARTICLE IV

                  Sellers' Deliveries; Buyer's Due Diligence
                  ------------------------------------------

SECTION 4.01.   Property Records..........................................   12
SECTION 4.02.   Inspection of Hotels;
                  Confidentiality Agreements..............................   12
SECTION 4.03.   Access to Hotels..........................................   15


                                   ARTICLE V

                           Sellers' Representations
                           ------------------------

SECTION 5.01.   Representations of Sellers................................   18
SECTION 5.02.   Survival of Representations and
                Covenants.................................................   22
SECTION 5.03.   No Reliance on Documents..................................   22

The schedules and exhibits hereto shall be provided to the Securities and Exchange Commission upon request.

                                      -i-
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SECTION 5.04.   Disclaimers...............................................    22
SECTION 5.05.   Effect of Disclaimers.....................................    24

                                  ARTICLE VI

                     Covenants and Affirmative Obligations
                     -------------------------------------

SECTION 6.01.   Maintenance of Property...................................    24
SECTION 6.02.   Assumed Contracts.........................................    24
SECTION 6.03.   No Further Encumbrances...................................    25
SECTION 6.04.   Compliance with Obligations...............................    25
SECTION 6.05.   Notice of Change in Governmental
                Requirements..............................................    25
SECTION 6.06.   Insurance.................................................    25
SECTION 6.07.   Liquor Licenses...........................................    25
SECTION 6.08.   Franchise and Management Agreements.......................    26
SECTION 6.09.   Leases....................................................    27
SECTION 6.10.   Cooperation...............................................    28
SECTION 6.11.   Sellers' Indemnity........................................    28
SECTION 6.12.   Buyer's Indemnity.........................................    28
SECTION 6.13.   Indemnity Procedures Relating to Third Party Claims;
                  Exclusivity.............................................    28
SECTION 6.14.   Indemnity Fund............................................    29
SECTION 6.15    Hotel Employees...........................................    30

                                  ARTICLE VII

                                  Conditions
                                  ----------

SECTION 7.01.   Conditions to Buyer's Obligation to Close.................   32
SECTION 7.02.   Failure of Buyer's Conditions.............................   32
SECTION 7.03.   Conditions to Sellers' Obligations to Close...............   33

SECTION 7.04.   Failure of Sellers' Conditions............................   34

                                 ARTICLE VIII

Closing...................................................................   35
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                                     -ii-
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                                  ARTICLE IX

                               Closing Documents
                               -----------------

SECTION 9.01.    Sellers' Closing Documents..............................   35
SECTION 9.02.    Buyer's Closing Documents...............................   36


                                   ARTICLE X

                               Closing Procedure
                               ----------------
SECTION 10.01.   Transfer of Funds.......................................   37
SECTION 10.02.   Delivery of Documents...................................   37
SECTION 10.03.   Disbursement of Funds and Documents.....................   37

                                  ARTICLE XI

                         Prorations and Closing Costs
                         ----------------------------

SECTION 11.01.   Prorations..............................................   37
SECTION 11.02.   Sellers' Closing Costs..................................   42
SECTION 11.03.   Buyer's Closing Costs...................................   42
SECTION 11.04.   Accounts Payable........................................   42

                                  ARTICLE XII

Possession; Risk of Loss.................................................   43


                                 ARTICLE XIII

                      Condemnation and Damage by Casualty
                      -----------------------------------

SECTION 13.01.   Condemnation............................................   43
SECTION 13.02.   Damage by Casualty......................................   43

                                     -iii-
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                                  ARTICLE XIV

                                    Default
                                    -------

SECTION 14.01.   Buyer's Default; Liquidated Damages......................   45
SECTION 14.02.   Sellers' Default.........................................   45

                                  ARTICLE XV

Real Estate and Other Commissions and Fees................................   46

                                   ARTICLE XVI

Notices...................................................................   46

                                 ARTICLE XVII

Assignment................................................................   47

                                 ARTICLE XVIII

                                 Escrow Agent
                                 ------------

SECTION 18.01.   Duties and Authorization.................................   47
SECTION 18.02.   Liability................................................   48
SECTION 18.03.   Hold Harmless............................................   48
SECTION 18.04.   FDIC Coverage............................................   49

                                  ARTICLE XIX

                            Buyer's Representations
                            -----------------------

SECTION 19.01.   Organization and Authority...............................   49
SECTION 19.02.   Resources................................................   49

                                  ARTICLE XX

                     Provisions Relating to Certain Hotels
                     -------------------------------------

SECTION 20.01.   Florida Radon Gas Disclosure.............................   50
SECTION 20.02.   Tampa Hotel..............................................   50
SECTION 20.03.   Key Largo Property.......................................   51
SECTION 20.04    Rochester Property.......................................   51

                                     -iv-
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                                  ARTICLE XXI

                                 Miscellaneous
                                 -------------

SECTION 21.01.   Counterparts............................................    51
SECTION 21.02.   Section and Paragraph Headings..........................    51
SECTION 21.03.   Amendment...............................................    52
SECTION 21.04.   Attorneys' Fees.........................................    52
SECTION 21.05.   Governing Law...........................................    52
SECTION 21.06.   Entire Contract.........................................    52
SECTION 21.07.   Time of the Essence.....................................    52
SECTION 21.08.   Computation of Time.....................................    52
SECTION 21.09.   Successors and Assigns..................................    52
SECTION 21.10.   No Party Draftsman......................................    52
SECTION 21.11.   No Third Party Benefitted...............................    52
SECTION 21.12.   Public Announcements....................................    53
SECTION 21.13.   Recordation.............................................    53


 SCHEDULE A    Sellers and Hotels
 SCHEDULE B    Franchise Agreements and Franchisors
 SCHEDULE C    Management Agreements and Managers

 EXHIBIT A     Title Descriptions
 EXHIBIT B     Intentionally Omitted
 EXHIBIT C     Assumed Contracts
 EXHIBIT D     Ground Leases
 EXHIBIT E     Rights of First Refusal
 EXHIBIT F     Litigation
 EXHIBIT G     Franchise Agreement Disclosure
 EXHIBIT H     Form of Letter of Credit

                    This CONTRACT FOR PURCHASE AND SALE OF HOTELS (this
               "Contract") is made and entered into as of November 26, 1997 (the "Effective Date"), by and among THOSE ENTITIES IDENTIFIED ON SCHEDULE A HERETO (each, a "Seller", and collectively, the "Sellers"), and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P. a Delaware limited partnership (the "Buyer").


          In consideration of the mutual agreements herein set forth, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  The following terms when used in this
                         ------------
Contract shall have the following meanings:

          Affiliate.  With respect to any Person, means any other Person
          ----------
directly or indirectly controlling, controlled by or under common control with such specified Person or which is a director, officer, general partner or managing member of such specified Person.

          AGH Hotels.  Collectively, the Hotels currently managed by American
          -----------
General Hospitality, Inc. or Affiliates thereof (collectively, "AGHI") as identified on Schedule A hereto.

          Assignment.  With respect to any given Seller, the Assignment and Bill
          -----------
of Sale which conveys all of such Seller's right, title and interest in and to such Seller's Assumed Contracts (other than those terminated at Buyer's request pursuant to Section 2.02(a)) and Personal Property to Buyer or its designee, subject only to Permitted Exceptions and Permitted Liens. All such Assignments and Bills of Sale are herein sometimes collectively referred to as the "Assignments".

          Assignment of Lease.  With respect to each Seller that is a lessee
          --------------------
with respect to its Land (or any portion thereof) under one of the Ground Leases, as identified on Schedule A hereto, the Assignment and Assumption of Lease by which such Seller assigns to Buyer all of such Seller's right, title and interest in and to such Ground Lease to

Buyer, and Buyer assumes from such Seller all of such Seller's obligations and liabilities under such Ground Lease arising from and after the date of such assignment, subject only to Permitted Liens and Permitted Exceptions. All such Assignments and Assumptions of Lease are herein sometimes collectively referred to as the "Assignments of Leases".

          Assumed Contracts.  With respect to any given Seller, all service
          ------------------
contracts, real property leases (including, if applicable, such Seller's Ground Lease), equipment, vehicle or other personal property leases, installment sales contracts, sales and purchase orders, maintenance agreements and other agreements relating to such Seller's Property or the use and operation of such Seller's Hotel to the extent listed on the attached Exhibit C (as such Exhibit may be supplemented from time to time in accordance with Section 4.01) and Exhibit D, but excluding such Seller's Franchise Agreement, if any (except as may be otherwise provided in Section 6.08(a)) and Management Agreement.

          Attorneys' Fees.  All reasonable fees and disbursements charged by
          ----------------
attorneys or law firms for legal services and the services of any paralegals, legal assistants or law clerks, including without limitation fees charged for representation in negotiations, at the trial level and in all appeals.

          Buyer's Address.  American General Hospitality Operating Partnership,
          ----------------
L.P., 5605 MacArthur Boulevard, Suite 1200, Irving, Texas 75038 (Telephone:
(972) 550-6800; Telecopy:  (972) 550-6895); Attention: Steven D. Jorns and Bruce
G. Wiles.

          Buyer's Attorney.  Douglas A. Raelson at the following address:
          -----------------
Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, NY 10022 (Telephone: (212) 856-7189; Telecopy: (212) 856-7806).

          Cash to Close.  The Purchase Price plus all of Buyer's closing costs
          --------------
specified herein, subject to the adjustments and prorations set forth herein; provided, however, that the Cash to Close shall be reduced by the allocated
--------  -------
Purchase Price determined in accordance with Section 3.03 for any Hotels as to which the Closing has been deferred in accordance with this Contract.

          Closing.  The delivery of the Deeds, Assignments of Leases and
          --------
Assignments to Buyer concurrently with the delivery of the Purchase Price to Sellers and the consummation of the other transactions contemplated hereby.

          Closing Date.  The date of consummation of the transactions
          -------------
contemplated hereby in accordance with the terms of this Contract; provided,
                                                                   --------
however, that in no event shall the Closing Date occur later than the date set
-------
forth in Article VIII hereof; provided further, however, that the Closing Date
                              -------- -------  -------
with respect to a particular Hotel may be extended as provided in Section 13.02 or 20.02.

          Commission.  The U.S. Securities and Exchange Commission.
          ----------

          Control.  With respect to any Person, the power to direct the
          --------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.
------------       ----------

          Deed.  With respect to each Seller that holds fee simple title to its
          -----
Land, as identified on Schedule A hereto, the special warranty deed (or equivalent) by which such Seller conveys such interest in such Land, together with the related Improvements thereon, to Buyer, subject to Permitted Exceptions and Permitted Liens. All such deeds are herein sometimes collectively referred to as the "Deeds".

          Deposit.  At Buyer's sole option, and subject to any election of Buyer
          --------
to increase the Deposit pursuant to Article VIII, either (i) a Letter of Credit in the face amount of $9,800,000 or (ii) the sum of $9,800,000 cash, together with all interest earned on said sum while it is held in escrow by Escrow Agent in accordance with this Contract. Except as specifically provided herein, any interest earned on the Deposit shall be paid to Buyer at Closing.

          Effective Date.  The date of this Contract as set forth in the
          ---------------
preamble hereof.

          ERISA.  Employee Retirement Income Security Act of 1974, as amended
          ------
from time to time.

          Escrow Agent.  The Title Company.
          -------------

          Franchisor.  With respect to any given Seller, the hotel franchising
          -----------
or licensing company under such Seller's Franchise Agreement, if any, as identified on Schedule B hereto. All such companies are herein sometimes collectively referred to as the "Franchisors".

          Franchise Agreement.  With respect to any given Seller, the franchise
          --------------------
or license agreement relating to such Seller's Hotel, if any, collectively with any other agreements ancillary thereto, in each case as in effect on the date hereof, as identified on Schedule B hereto. All such agreements, including any such other agreements ancillary thereto, are herein sometimes collectively referred to as the "Franchise Agreements".

          Governmental Authority.  Any Federal, state, county, municipal or
          -----------------------
other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of them.

          Governmental Requirement.  Any law, statute, code, ordinance, rule,
          -------------------------
regulation, permit, certificate, license, authorization, agreement or requirement now existing of any Governmental Authority.

          Ground Lease.  With respect to each Seller that is a lessee with
          -------------
respect to its Land (or any portion thereof), as identified on Schedule A hereto, the lease pursuant to which such Seller is such lessee, as amended through the date hereof, as described on Exhibit D hereto. All such leases are herein sometimes collectively referred to as the "Ground Leases".

          Hazardous Material.  Any flammable or explosive materials, petroleum
          -------------------
or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), dioxin, urea formaldehyde, hazardous wastes or substances or toxic wastes or substances, including, without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic materials" or "toxic substances" under any applicable Governmental Requirement.

          Hotel.  With respect to any given Seller, the hotel identified as such
          ------
Seller's hotel on Schedule A hereto, consisting of all right, title and interest of such Seller in and to its Land, Improvements and Personal Property. All such hotels are herein sometimes collectively referred to as the "Hotels".

          Improvements.  With respect to any given Seller, all structures,
          -------------
fixtures or other improvements on, over or beneath its Land.

          I.R.C.  The Internal Revenue Code of 1986, as amended from time to
          ------
time.

          Land.  With respect to any given Seller, the real property upon which
          -----
such Seller's Hotel is located, as more particularly described in Exhibit A.

          Letter of Credit.  An irrevocable letter of credit naming Sellers as
          -----------------
joint payees, in substantially the form of Exhibit H.

          Management Agreement.  With respect to any given Seller, the
          ---------------------
management agreement relating to such Seller's Hotel, as in effect on the date hereof, as generally identified on Schedule C hereto. All such agreements are herein sometimes collectively referred to as the "Management Agreements".

          Manager.  With respect to any given Seller, the hotel management
          --------
company under such Seller's Management Agreement, as identified on Schedule C hereto. All such companies are herein sometimes collectively referred to as the "Managers".

          Material Damage.  Unrepaired damage as a result of fire or other
          ----------------
casualty to any Hotel with an aggregate cost to repair of 15% of the value of such Hotel (such value to equal the portion of the Purchase Price allocated thereto pursuant to Section 3.03).

          Material Portion.  Any portion of any Hotel which, if removed, would
          -----------------
result in a decrease of more than 15% of the value of such Hotel (such value to equal the portion of the Purchase Price allocated thereto pursuant to Section 3.03).

          Mystic Agreement.  The Contract for Purchase and Sale of Hotel dated
          -----------------
as of the date hereof between ZETA Mystic Hotel, Inc. and Buyer relating to the hotel known as "The Lodge at the Seaport" located in Mystic, Connecticut.

          Permitted Exceptions.  The title exceptions described in the title
          ---------------------
reports delivered as part of the Property Records if not objected to in writing by Buyer prior to the end of the Review Period, subject to the provisions of
Section 4.02(b).

          Permitted Investments.  Investments in (i) United States government
          ----------------------
securities or securities of agencies of the United States government which are guaranteed by the United States government and having a maturity of one year or less; (ii) certificates of deposit, banker's acceptances and time deposits and money market deposit accounts issued or offered by commercial banks having a combined capital and surplus in excess of $1 billion organized under the laws of the United States or any political subdivision thereof and having a maturity of one year or less; (iii) commercial or finance company paper of companies organized under the laws of any state of the United States or any political subdivision thereof having a rating assigned to such commercial paper of one of the two highest unsecured debt ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc. and having a maturity of one year or less; (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository or trust company; or (v) such other investments upon such terms as the Buyer and Sellers may agree upon in writing.

          Permitted Liens.  To the extent not included in the definition of
          ----------------
Permitted Exceptions, all liens, security interests, claims, charges and encumbrances (i) pertaining to the Assumed Contracts or (ii) for Taxes which are not due and payable or which may thereafter be paid without penalty.

          Person.  Any individual, trustee, corporation, general or limited
          -------
partnership, limited liability partnership, limited liability company, joint venture, joint stock company, bank, firm, governmental agency, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

          Personal Property.  With respect to any given Seller, all items of
          ------------------
personal property located on its Land or owned by such Seller and used in connection with the operation of its Hotel, but excluding therefrom any Third Party Property. Such items of personal property shall include, but not be limited to: (i) all fixtures, furnishings, building materials, machinery, equipment, telephones, televisions, computers, glass, tools, silver, china, glassware, utensils, towels, linens, signs, transferable licenses and permits, telephone numbers, trade names (but excluding any trade names owned by its Franchisor, if any, or any other third party), motor vehicles, inventories, food and beverages in process and all other articles of personal property now or hereafter attached or appurtenant to such Land or the related Improvements or used in connection with the use or operation thereof, including any Property Records, drawings, as-built plans and specifications and all permits and warranties in the possession of such Seller, and (ii) all attachments, appliances, fittings, lighting fixtures, doors, cabinets, elevators, flagpoles, sprinkler, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, vaults, safes, carpets and floor coverings, together with all parts and supplies pertaining thereto.

          Property.  Collectively, with respect to any given Seller, all its
          ---------
right, title and interest in and to its Land, Improvements and Personal Property (including, without limitation, its Hotel).

          Property Records.  With respect to any given Seller, the Property
          -----------------
Records shall be each of the following, to the extent such are in the possession of such Seller or its Manager:

          (a) all operating statements (including income and expense statements) and financial statements (for the calendar years 1995 and 1996 and 1997 to date), existing operating and capital expenditure budgets and other books and records for its Property, including all guest registration cards, guest transcripts, guest histories and all other available guest information;

          (b) all engineering and architectural plans, specifications and drawings and as-built plans pertaining to its Property;

          (c) all advance reservations and trade-out agreements for hotel rooms, meetings, conventions and the use of facilities for banquets, parties, affairs and the like relating to its Property which extend to a period beyond the Closing Date;

          (d) copies of all assignable guarantees and warranties issued or made in connection with the construction, improvement, alteration, equipment and repair of any Improvements comprising a part of its Property;

          (e) copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law for the current operation of its Property, and issued by all Governmental Authorities having jurisdiction, and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions);

          (f)  copies of all Assumed Contracts relating to its Property;

          (g) all existing environmental audits, engineering reports, ADA compliance reports, similar studies, notices and information concerning the condition of its

     Improvements and any Hazardous Material on or about its Property;

          (h) copies of all existing title reports, surveys and engineering and structural reports in respect of its Property;

          (i)  copies of its Franchise Agreement, if any;

          (j)  1997 and (if available) 1998 capital and operating budgets;

          (k)  samples of all material marketing brochures;

          (l) copies of all risk management reports available from its Manager; and

          (m) any leases of adjacent land or facilities in connection with its Hotel.

          Purchase Price.  Two hundred sixty-four million four hundred thousand
          ---------------
Dollars ($264,400,000).

          REIT.  American General Hospitality Corporation, a Maryland
          -----
corporation.

          Seller's Address.  With respect to each Seller, c/o Financial Security
          -----------------
Assurance Inc., 350 Park Avenue, 13th Floor, New York, NY  10022 (Telephone:
(212) 826-0100); Telecopy:  (212) 339-3518); Attention:  Alex Makowski.

          Seller's Attorney.  Kevin J. Grehan at the following address:
          ------------------
Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019 (Telephone:
(212) 474-1490; Telecopy:  (212) 474-3700).

          Tampa Agreement.  The Management Agreement between Tampa Manager and
          ----------------
Tampa Seller relating to the Tampa Hotel.

          Tampa Hotel.  The Doubletree Hotel Tampa Airport Westshore located in
          ------------
Tampa, Florida.


          Tampa Manager.  DT Management, Inc, an Arizona corporation.
          --------------

          Tampa Seller.  Tampa Airport Hotel Trust, a Delaware business trust.
          -------------

          Tax.  Any tax, governmental fee or other like assessment or charge of
          ----
any kind whatsoever relating to real
or personal property (excluding, however, any sales, use or occupancy taxes), together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax, fee assessment, or charge.

          Termination Date.  The date 365 days from the Closing Date.
          -----------------

          Third Party Property.  With respect to any given Seller, all items of
          ---------------------
personal property located at such Seller's Hotel which are (i) owned by space lessees under space leases listed on Exhibit C, employees, guests or any other person pursuant to any Assumed Contract, (ii) leased pursuant to any equipment leases or vehicle leases with respect to such Hotel listed on Exhibit C, (iii) items that are subject to the rights of such Seller's Franchisor, if any, under such Seller's Franchise Agreement, or (iv) items that are subject to the rights of such Seller's Manager under such Seller's Management Agreement, provided that the aggregate value of all such items described in this clause (iv) does not exceed $10,000.

          Title Company.  Lawyers Title Insurance Corporation, c/o Michael D.
          --------------
Gallinar, Adams, Gallinar & Iglesias, P.A., 701 Brickell Avenue, Suite 2150, Miami, FL 33131 (Telephone: (305) 416-6800; Telecopy: (305) 416-6811).

          SECTION 1.02.  Definitions Generally.  Definitions in this Contract
                         ----------------------
apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" when such phrase does not otherwise appear. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Contract as a whole and not to any particular article, section, paragraph, subdivision, clause, exhibit or schedule. All article, section, paragraph, subdivision, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Contract.


                                  ARTICLE II

                 Purchase and Sale; Assumption of Liabilities
                 --------------------------------------------

          SECTION 2.01.  Purchase and Sale.  On the terms and subject to the
                         ------------------
conditions set forth herein, each Seller agrees to sell and convey its Property to Buyer and Buyer agrees to purchase and acquire such Property from such Seller.

          SECTION 2.02.  Assumed Liabilities.  (a) Buyer shall assume as of the
                         --------------------
Closing Date and shall pay, perform and discharge when due, and shall indemnify each Seller and its Affiliates against and hold them harmless from, all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, arising out of or attributable to the ownership or operation of such Seller's Property (including the use or operation of such Seller's Hotel) on or after the Closing Date (the "Assumed Liabilities"), including, without limitation, the following:

          (i) all obligations and liabilities under the Assumed Contracts accruing from and after the Closing Date;

          (ii) all liabilities to customers with respect to all unrefunded cash deposits paid by such customers to such Seller prior to the Closing Date and paid by such Seller to Buyer (or credited against the Purchase Price) pursuant to Section 11.01 hereof;

          (iii) all claims, obligations and liabilities relating to the use or operation of such Seller's Hotel or arising out of events occurring at such Seller's Property at any time on or after the Closing Date; and

          (iv) all obligations and liabilities with respect to Taxes relating to such Seller's Property with respect to any period that is not a Pre-Closing Tax Period; provided, however, that the Buyer will not assume
                         --------  -------
     liability for any Taxes relating to such Property with respect to any Pre-Closing Tax Period except as set forth in Section 11.01 of this Contract. A "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (i) real, personal and intangible property Taxes ("Property Taxes") relating to such Property with respect to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the applicable Straddle Period, and (ii) Taxes (other than Property Taxes) relating to such Property with respect to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

On or prior to the expiration of the Review Period, Buyer may elect to require that the Sellers terminate as of the Closing Date any Assumed Contracts (it being acknowledged that any Assumed Contracts that by their terms will expire between the Effective Date and the Closing Date will be renewed by the Sellers to the extent required by Sections 6.01 and 6.02); provided, however, that Buyer
                                                   --------  -------
shall be responsible for paying on the Closing Date all termination fees, penalties and other sums required in connection with such terminations, and the Cash to Close shall be adjusted accordingly.

          (b) Buyer's obligations under this Section 2.02 will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Contract or any document delivered in connection herewith or any right or alleged right to indemnification hereunder.


                                  ARTICLE III

                                Purchase Price
                                --------------

          The Purchase Price shall be paid as follows:

          SECTION 3.01.  Deposit.  No later than December 2, 1997, Buyer shall
                         --------
deliver to Escrow Agent the Deposit, together with a completed and executed W-9 Form for the Buyer. Provided that Buyer has not terminated this Contract pursuant to Section 4.02(b) on or before the last day of the Review Period (as defined below), the Deposit shall become nonrefundable to Buyer except as expressly set forth in Section 7.02, Article XIII or Article XIV hereof.

          SECTION 3.02.  Cash to Close.  The Cash to Close shall be paid to
                         --------------
Escrow Agent in accordance with the closing procedure hereinafter set forth.

          SECTION 3.03.  Allocations.  On or prior to the expiration of the
                         ------------
Review Period, the Sellers and Buyer shall use their best efforts to determine the allocation of the Purchase Price among the Hotels. In the event the Sellers and Buyer are unable to agree upon such allocations prior to the end of the Review Period, either Sellers or Buyer may terminate this Contract. Neither Buyer nor any of the Sellers (nor any of their respective Affiliates or representatives) shall take any position on any tax return, including Form 8594, or with any taxing authority or in any judicial proceeding that is inconsistent with the allocation of the Purchase Price as finally determined pursuant to this Section 3.03. Buyer shall deliver to the Sellers, and the Sellers shall deliver to Buyer, a signed copy of Form 8594 at least 10 days prior to the filing thereof.


                                  ARTICLE IV

                  Sellers' Deliveries; Buyer's Due Diligence
                  ------------------------------------------

          SECTION 4.01.  Property Records.  Sellers have delivered or made
                         -----------------
available to Buyer (including through granting Buyer access to the Hotels) the Property Records; provided, however, if any of the Sellers obtains or becomes
                  --------  -------
aware of any additional Property Records pertaining to its Hotel, such Seller shall deliver or make available such additional Property Records to Buyer as soon as practicable but in any event not less than five (5) days prior to the end of the Review Period, and such records shall thereupon become, and be deemed to be part of, the Property Records and all of Sellers' representations herein shall be deemed to include such Property Records; provided further, that all
                                                  ----------------
Property Records related to the AGH Hotels in the possession or control of AGHI shall be deemed to have been delivered by Sellers.

          SECTION 4.02.  Inspection of Hotels; Confidentiality Agreements.  (a)
                         -------------------------------------------------
During the period from the Effective Date through and including December 15, 1997 (the "Review Period"), Buyer and Buyer's agents and representatives shall be given reasonable access to each Seller's Hotel (including all its Property Records located thereat) during normal business hours and shall have the right to physically inspect each Seller's Property and to conduct, at Buyer's sole cost and expense, soil tests and other nondestructive inspections, provided that such tests and inspections shall be (i) coordinated through such Sellers in advance, (ii) performed by Persons reasonably satisfactory to such Sellers and who shall have obtained or be otherwise covered by adequate insurance for any costs, losses or damages arising while on each such Seller's Property and (iii) performed in a manner that does not unreasonably interfere with the use and occupancy of such Hotel by such Seller, by guests or patrons of such Hotel, or by tenants. In the event that the Closing does not occur for any reason, Buyer shall have the obligation promptly to restore (at Buyer's expense) each Seller's Property to the condition of such Property prior to Buyer's entry (other than changes in the condition of such Property not caused by

Buyer's entry), which obligation shall survive any termination of this Contract. Buyer covenants and agrees that each Seller's Property shall not be damaged or impaired in any way as the result of its activities on such Seller's Hotel's premises, and hereby agrees to indemnify and hold such Seller and its Affiliates harmless from and against any claims, causes of action, damages and expenses (including Attorneys' Fees) to the extent incident to, resulting from or in any way arising out of (i) Buyer's presence (or the presence of Buyer's agents or representatives) in, on or about such Property, or (ii) out of any test or inspection conducted by Buyer on such Property. Such indemnity shall survive the Closing or any termination of this Contract and not be merged therein.

          (b) Buyer shall have until the end of the Review Period to notify Sellers in writing of (i) any objections relating to any or all of the Properties that Buyer has discovered as a result of Buyer's inspections pursuant to Section 4.02(a) or Buyer's review of the Property Records, or (ii) its election to terminate this Contract, which it may exercise in its sole and absolute discretion. If, on or before the end of the Review Period, Buyer shall notify Sellers of any such objections, Sellers may elect to cure such objections within 10 days after the date on which Sellers received notice of Buyer's objections and, following such election, shall use reasonable efforts to cure such objections no more than 90 days following such election, or shall deliver notice to Buyer that they will not cure. If Sellers shall have so elected to cure such objections, but shall not have cured such objections within such 90 days (the "Cure Period") to Buyer's reasonable satisfaction, or if Sellers shall have delivered notice to Buyer that they will not cure, Buyer may terminate this Contract by written notice to Sellers and Escrow Agent at any time within 10 days after the expiration of the Cure Period or its receipt of Sellers' notice that they will not cure, as the case may be. If Buyer fails to notify Sellers and Escrow Agent of any such objections or its election to terminate this Contract on or before the end of the Review Period, or if Buyer fails to notify Sellers and Escrow Agent that it is not satisfied with the cure of any such objections within 10 days after the Cure Period or of its election to terminate this Contract within 10 days after its receipt of Sellers' notice that they will not cure, Buyer shall be deemed to have approved all such matters and to have waived its right to terminate this Contract under this Section 4.02. If Buyer terminates this Contract pursuant to this Section, Sellers shall be entitled to retain (and, to the extent it has not already done so, Buyer shall return to Sellers) all Property Records, including all reports and studies prepared by third parties relating to the Properties resulting from the inspection of the Properties and all documents delivered to Buyer pursuant to
Section 4.01 hereof. The Deposit shall be returned to Buyer by Escrow Agent within two (2) business days after any such termination and neither party shall have any further rights or obligations one to the other, except for the indemnity set forth in Section 4.02(a). If Buyer does not terminate this Contract as provided herein, Buyer shall be deemed to have waived the right to terminate this Contract under this Section and shall be deemed to have accepted and approved the condition of the Properties, subject to the remaining terms of this Contract, and the Deposit shall become nonrefundable to Buyer, subject only to Section 7.02, Article XIII and Article XIV hereof. Notwithstanding the foregoing, Sellers shall be obligated to remove (i) to the extent objected to by Buyer prior to the end of the Review Period, any objections to title in the nature of mortgages, liens or judgments (other than those created pursuant to Assumed Contracts) ("Objections to Title") that can be removed upon payment of a liquidated sum of money and that are shown on the title reports delivered as Property Records, (ii) mortgages and mechanics liens discovered after the date of such title reports that are the result of acts of the Sellers and (iii) other Objections to Title discovered after the date of such title reports that can be removed upon payment of a liquidated sum of money; provided, however, that in no
                                                   --------  -------
event shall the Sellers be obligated to expend more than $960,000 in the aggregate to remove objections of the type described in clause (iii).

          (c) Except to the extent otherwise provided herein, required by law or advised by counsel to be required by law, until the consummation of the transactions contemplated by this Contract, the parties hereto shall hold, and shall cause each of their respective Affiliates to hold, all information and documents obtained in connection with the transactions contemplated hereby confidential including any oral and written information concerning the Sellers and the Properties received from the Sellers or from a third party at the direction of the Sellers (collectively, the "Due Diligence Material"). The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Sellers, except to the employees or boards of directors of Buyer, the REIT, or any of their Affiliates, to Buyer's prospective lenders and their counsel, to any hotel franchisors, any marketing company employed to do feasibility studies, or any investment banking, accounting, legal or other professional advisers, or to any environmental or engineering consultants with whom Buyer desires to consult in connection with the transactions contemplated hereby. If the transactions contemplated hereby are not consummated for any reason whatever, each party hereto shall, as soon as practicable, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto. Notwithstanding the foregoing, it is acknowledged that the REIT may sell shares to the general public and that in connection therewith, the REIT has the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in the REIT's judgment, and that of its attorneys and underwriters, to file a registration statement with respect to its shares with the Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Contract, as well as various documents delivered to the REIT and/or Buyer pursuant to this Contract.

          SECTION 4.03.  Access to Hotels.  Buyer shall have the following
                         -----------------
access to the Hotels:

          (a)  Oversight.  After the Review Period, Buyer and Buyer's authorized
               ----------
representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Hotels during normal business hours and to establish and maintain an oversight operation with respect to the Hotels prior to the Closing Date. Personnel from such oversight operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Sellers or their agents concerning the Hotels and shall have the right (at Buyer's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotels; provided, however, that Buyer and
                                               --------  -------
its oversight operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotels, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Contract, (c) shall repair any damage to the physical condition of the Hotels caused by Buyer or its agents in any such oversight operation and (d) shall not assume, or be deemed to have assumed, management responsibilities prior to Closing by virtue of such oversight operation. Buyer shall indemnify Sellers from and against any and all loss, damage, liability, cost or expense resulting from the violation or breach of any of the covenants set forth in clauses (a) through (d) of the preceding sentence. Nothing contained herein is deemed to create a right of the Buyer to terminate this Contract after the Review Period.

          (b)   Access to Records and Financial Information. (i) Buyer and
                --------------------------------------------
Buyer's authorized representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Hotels during normal business hours and upon reasonable notice to Sellers to examine and inspect all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotels, are in Sellers' possession or control, and have not been otherwise provided to Buyer as required elsewhere herein.

          (ii) Sellers agree to cooperate with Buyer to obtain any information needed from Sellers to enable Buyer and the REIT to file any necessary tax returns.

          (iii) Without limiting the foregoing and in addition thereto, for the period of time commencing on the date of this Contract and continuing through the second (2nd) anniversary of the Closing Date, Sellers shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its designated accountants and employees with access to all financial information in their possession pertaining to the period of their ownership of the Properties, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third party accountants, to enable Buyer, the REIT and their accountants to prepare financial statements in compliance with any or all of (i) Rule 3-14 of Regulation S-X of the Commission; (ii) any other rule issued by the Commission and applicable to Buyer or the REIT; and (iii) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of, Buyer or the REIT; provided, however, that in any such event(s),
                              --------  -------
Buyer shall reimburse the Sellers for any third party, out-of-pocket costs and expenses that the Sellers incur in order to comply with the foregoing requirements. Sellers acknowledge and agree that the following is a representative description of the information and documentation that Buyer, the REIT and their accountants' may require to be provided (to the extent in the Sellers' possession or control as of the date of this

Contract and not turned over to Buyer or the REIT, or their respective Affiliates at Closing) in order to comply with clauses (i), (ii) or (iii) of the previous sentence:

          (1) applicable rent rolls for the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

          (2)  Sellers' internally-prepared operating statements;

          (3)  applicable leases;

          (4) Sellers' budgeted annual and monthly income and expenses, and actual annual and monthly income and expenses;

          (5) Sellers' cash receipt journals and bank statements for the Properties;

          (6)  Sellers' general ledgers with respect to the Properties;

          (7) Sellers' schedules of expense reimbursements required under applicable leases in effect on the Closing Date, if they exist;

          (8) Sellers' schedules, if they exist, of those items of repairs and maintenance performed by, or at the direction of Sellers, during the Sellers' final fiscal year in which the Sellers owned and operated the Properties (the "Final Fiscal Year");

          (9) Sellers' schedules, if they exist, of those capital improvements and fixed asset additions made by, or at the direction of, Sellers during the Final Fiscal Year;

          (10) Sellers' invoices with respect to expenditures made during the Final Fiscal Year; and

          (11) access (during normal and customary business hours) to responsible personnel to answer accounting questions.

          (iv) Prior to the end of the Review Period, each Seller shall also provide to Buyer's representatives a representation letter, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, signed by individuals(s) responsible for such

Seller's financial reporting sufficient to enable Buyer's accountants to render an opinion on the financial statements related to such Seller's Hotel, such letter to be in a form which shall be reasonably agreed to by Sellers and Buyer on or prior to the expiration of the Review Period.

          (v) To the extent that the financial statements previously provided by any Seller for the current year do not include any period up to and including the Closing Date, such Seller shall, within twenty-five (25) days after the Closing Date, provide Buyer with monthly unaudited compilation financial statements, including balance sheets, general ledger and income statements applicable to such period inclusive of the Closing Date. From the date hereof until the Closing Date, such Seller shall deliver to Buyer each week upon receipt of copies of the weekly status report for its Hotel.


                                   ARTICLE V

                           Sellers' Representations
                           ------------------------

          SECTION 5.01.  Representations of Sellers.  Each Seller represents and
                         --------------------------
warrants to Buyer with respect to its Property as of the date hereof as follows (to the extent that such representations and warranties are expressly qualified by reference to such Seller's knowledge (or similar reference), then, unless otherwise indicated, such reference shall be to the current, actual knowledge of Alex Makowski, without any inquiry other than of the general managers of each Hotel, Errol Uhr and Maria E. Cheng):

          (a)  Seller's Existence.  Such Seller is a corporation or business
               -------------------
trust, as indicated on Schedule A hereto, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in Section 1445 of the I.R.C.).

          (b)  Authority.  Such Seller has the corporate or trust power and
               ----------
authority to execute, deliver and perform this Contract and the other documents and agreements contemplated hereby; such Seller has duly authorized the execution and delivery of this Contract and the performance of its obligations hereunder; and subject to obtaining the consents required hereunder, if any, the entry into, the performance of, or compliance with this Contract by such Seller will not, to such Seller's knowledge, result in any violation of, default under, or acceleration of any obligation under any existing partnership agreement, mortgage indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to either such Seller or its Hotel.

          (c)  Litigation.  Except as set forth on Exhibit F, there are no
               -----------
actions, suits, proceedings or investigations (including condemnation proceedings) that are material in relation to such Seller's Hotel pending or, to such Seller's knowledge, threatened against its Property and such Seller is not aware of any facts which might result in any such action, suit or proceeding.

          (d)  Hazardous Material.  Except for (i) those matters specified in
               -------------------
such Seller's existing environmental reports which form a part of the Property Records and (ii) the handling, use and storage of Hazardous Material in the ordinary course of operating its Hotel, which in each instance has been and shall be in material compliance with all applicable Governmental Requirements, such Seller (A) has no knowledge of any discharge, spill, or disposal of any Hazardous Material on or under its Property and (B) has received no written notice from any Governmental Authority of any violations of Governmental Requirements regarding Hazardous Materials concerning such Property or any portion thereof.

          (e)  No Rights To Purchase.  Except as set forth in Exhibit E, no
               ----------------------
other Person has any right of first refusal or option to acquire such Seller's Property or any portion thereof or lease any space therein.

          (f)  Assumed Contracts.  Other than its Management Agreement and
               ------------------
Franchise Agreement, if any, the schedule of Assumed Contracts attached to this Contract as Exhibit C, as such Exhibit may be supplemented from time to time in accordance with Section 4.01 (true, accurate and complete copies of which are included in the Property Records), to the extent it pertains to such Seller's Property, constitutes a list of all of the agreements, leases or other contracts affecting such Property and there are no other agreements, leases or other contracts with respect to such Property. Except as set forth herein or as provided in any Exhibit hereto, such Seller has neither received nor delivered any written notice that any party to any Ground Lease or restaurant lease set forth in Exhibit C (as such Exhibit may be supplemented from time to time in accordance with Section 4.01) is currently in default thereunder or that any party to any other Assumed Contract is currently in material default thereunder, and to such Seller's knowledge, no event has occurred or circumstance exists which, with the giving of notice or passage of time, would constitute a material default thereunder. Such Seller has received no notice that any party to any such Assumed Contract intends to cancel or terminate such Assumed Contract. Such Seller shall not assign any Assumed Contract or any claim, right or benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention of such Assumed Contract or in any way adversely affect the rights of Buyer or such Seller thereunder. Such Seller and Buyer will use commercially reasonable good faith efforts (but without any payment of money by such Seller or Buyer other than incidental out-of-pocket expenses related thereto) to obtain any required consent of the other parties to any such Assumed Contract for the assignment thereof, or any claim, right or benefit arising thereunder or resulting therefrom, to Buyer as Buyer may reasonably request.

          (g)  Financial Statements.  The financial statements for such Seller's
               ---------------------
Hotel delivered to Buyer, for the current year and each of the two years prior to the date of this Contract, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects or the Uniform System of Account for Hotels. To Sellers' knowledge, the financial statements referred to in this Section 5.01(g) present fairly the financial condition and results of operations of the Hotels as of the dates thereof.

          (h)  Notices.  Such Seller has received no written notice from any
               --------
Governmental Authority, any insurer or any other party (i) that either its Property or the use or operation thereof is currently in violation of any zoning or other land use regulations, (ii) that such Seller is currently in violation, or with the passage of time will be in violation, of the requirements of any ordinance, law, regulation or order of any Governmental Authority affecting such Property or that any investigation has commenced or is contemplated regarding any such possible violation, or (iii) asserting that such Seller is required to perform work at such Property or obtain any permit, license, certificate or authority to cure or avoid any such violation; provided that such Seller shall
                                               --------
not be deemed to have breached any of the above representations or warranties unless the applicable violation is material in relation to its Hotel.

          (i)  Parties in Possession.  Other than (i) guests in such Seller's
               ----------------------
Hotel and (ii) as described in the Property Records pertaining to such Hotel (including lessees under leases included therein), there are no parties other than such Seller in possession of any portion of its Land or Improvements as lessees, tenants at sufferance or trespassers. There are no leases or licenses for the use of adjacent land or facilities in connection with the operation of such Seller's Hotel.

          (j)  Commitments to Governmental Authorities. Except as set forth in
               ----------------------------------------
the Property Records pertaining to such Seller's Property (i) no commitments relating to such Property that are material in relation to such Seller's Hotel have been made to any Governmental Authority, utility company, school board, church or other religious body or any homeowner or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Seller's Land and
(ii) no Governmental Authority has imposed, or to the knowledge of such Seller has threatened to impose, any requirement that is material in relation to such Hotel that any owner of such Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with such Land.

          (k)  Ownership of Property.  Such Seller owns good and insurable title
               ----------------------
to its Land and Improvements, and/or has a good and valid leasehold interest in its Land and Improvements, as shown on Schedule A, in each case subject only to Permitted Liens and Permitted Exceptions. Except as otherwise shown on Exhibit C, all of its Personal Property has been fully paid for and is owned by such Seller free and clear of all liens and encumbrances, in each case subject only to Permitted Liens and Permitted Exceptions.

          (l)  Franchise Agreement.  Such Seller has delivered to Buyer a true,
               --------------------
accurate and complete copy of its Franchise Agreement, if any, which includes all amendments, modifications and supplements thereto and guaranties, extensions and renewals thereof. Except as set forth in the Property Records or as disclosed in Exhibit G, or as otherwise herein or in any other Exhibit hereto expressly provided, such Seller has neither received nor delivered any written notice that any party to its Franchise Agreement is currently in material default thereunder, and to such Seller's knowledge, no event has occurred or circumstance exists which, with the giving of notice or passage of time, would constitute a material default thereunder.

          (m)  ERISA.  Such Seller is not an "employee benefit plan" within the
               ------
meaning of Section 3(3) of ERISA or
an entity whose assets include plan assets within the meaning of Department of Labor Regulation Section 2510.3-101. The consummation of the transactions contemplated by this Contract will not result in a "prohibited transaction" within the meaning of Section 4975(c) of the I.R.C. or Section 406 of ERISA.

          (n)  No Employees.  None of the employees employed in connection with
               -------------
such Seller's Hotel are employed by such Seller and there are no union contracts or other employment agreements covering any such employees binding on such Seller or its Hotel.

          SECTION 5.02.  Survival of Representations and Covenants.  The
                         ------------------------------------------
representations and warranties of the Buyer and Sellers set forth in this Contract shall survive until the Termination Date. Except as expressly provided in this Contract, all of the covenants and agreements of the Buyer and Sellers set forth in this Contract shall expressly survive for an indefinite period after the Closing and shall specifically not merge into the Closing and the delivery of the Deeds, the Assignments of Leases and the Assignments.

          SECTION 5.03.  No Reliance on Documents.  Except as expressly stated
                         -------------------------
in this Contract, Sellers make no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Sellers to Buyer in connection with the transactions contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Sellers (or their brokers, agents, representatives or advisors) to Buyer in connection with the transactions contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to any Property which is delivered by Sellers to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Sellers to Buyer, but rather will rely on its own inspections and investigations of the Properties and any reports commissioned by Buyer with respect thereto, and (c) none of the Sellers, any Affiliate of Sellers nor the Person which prepared any such report delivered by Sellers to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report.

          SECTION 5.04.  DISCLAIMERS.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
                         ------------
CONTRACT, IT IS UNDERSTOOD AND AGREED THAT

SELLERS ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF ANY PROPERTY WITH GOVERNMENTAL LAWS (INCLUDING, WITHOUT LIMITATION, ACCESSIBILITY FOR HANDICAPPED PERSONS), THE TRUTH, ACCURACY OR COMPLETENESS OF ANY PROPERTY RECORDS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS TO BUYER, OR ANY OTHER MATTER OR THING REGARDING ANY PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT EACH PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO ANY PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, INFORMATION DISTRIBUTED WITH RESPECT TO ANY PROPERTY) MADE OR FURNISHED BY SELLERS, THE MANAGER OF ANY PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLERS, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS CONTRACT. BUYER REPRESENTS TO SELLERS THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM ANY OF THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS CONTRACT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN TO THE CONTRARY, UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLERS' OFFICERS, DIRECTORS, TRUSTEES, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING

ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS (AND SELLERS' OFFICERS, DIRECTORS, TRUSTEES, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES. BUYER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON ANY PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF BUYER.

          SECTION 5.05.  Effect of Disclaimers.  Sellers and Buyer acknowledge
                         ----------------------
that the compensation to be paid to Sellers for the Properties has been determined based upon the fact that the Properties are being sold subject to the provisions of Sections 5.02, 5.03 and 5.04.

                                  ARTICLE VI

                     Covenants and Affirmative Obligations
                     -------------------------------------

          SECTION 6.01.  Maintenance of Property.  From and after the Effective
                         ------------------------
Date, no Seller shall perform any construction or removal of any of its Improvements, or make any other change or improvement on or about its Property, except in accordance with its 1997 capital or operating budget, without the prior written consent of Buyer. Between the Effective Date and the Closing Date, each Seller shall maintain and operate its Property in substantially the same condition and manner as such Property is now maintained and operated by such Seller (giving effect to seasonal fluctuations). The Personal Property located at each Hotel as of the Closing Date will be substantially similar to that located at such Hotel on the Effective Date, subject only to any changes arising from Hotel operations conducted in the ordinary course of business. All building supplies, maintenance materials, food and beverage in process, linens and equipment, if any, located at each Seller's Property on the Closing Date will be delivered and transferred to the Buyer.

          SECTION 6.02.  Assumed Contracts.  After the Effective Date, other
                         ------------------
than agreements terminable without penalty on no more than 30 days' notice, no Seller shall enter into any new Assumed Contract or extend, replace, renew or terminate any Assumed Contract without the prior written consent of Buyer, such consent of Buyer not to be unreasonably withheld.

          SECTION 6.03.  No Further Encumbrances.  After the Effective Date, no
                         ------------------------
Seller shall create or incur any mortgage, lien, pledge or other encumbrance affecting its Property other than the exceptions set forth on the title reports or title commitments comprising part of the Property Records and Permitted Liens and Permitted Exceptions.

          SECTION 6.04.  Compliance with Obligations.  Each Seller will perform
                         ----------------------------
all of its material obligations under its Assumed Contracts and will comply in all material respects with all Governmental Requirements affecting its Property and the use thereof until the Closing Date.

          SECTION 6.05.  Notice of Change in Governmental Requirements.  Each
                         ----------------------------------------------
Seller shall, upon notice, or upon becoming aware of any such changes, notify Buyer promptly of any change in any applicable Governmental Requirements which might affect the value or use of its Property to Buyer in a manner that is material in relation to its Hotel.

          SECTION 6.06.  Insurance.  Each Seller shall maintain in full force
                         ----------
and effect all of its existing insurance (or renew such insurance on substantially similar terms) until the Closing Date.

          SECTION 6.07.  Liquor Licenses.  (a) The Buyer shall make and
                         ----------------
prosecute (and each Seller will reasonably cooperate in connection therewith) applications for approval of the transfer of all liquor licenses and alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within such Seller's Hotel from such Seller (and/or such other Person or Persons as may hold such licenses) to the Buyer (or for the issuance of new licenses in favor of the Buyer or its designee). The Buyer and each Seller agree that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfers (or the issuance of new licenses) in accordance with all applicable laws on the Closing Date or at the earliest possible time thereafter. To the extent necessary, each Seller will reasonably cooperate with the Buyer in keeping open the bars and lounges and liquor facilities of its Hotel between the Closing Date and the time when such liquor license transfers (or the issuance of new licenses) actually become effective, by exercising management and supervision of such facilities under the existing liquor license, to the extent such licenses are in the name of such Seller or

Affiliates thereof; provided, however, that (i) Buyer shall indemnify and hold
                    --------  -------
such Seller and Affiliates harmless from any liability, damages or claims encountered in connection with such operations during such period, and Buyer shall procure and pay for dram shop liability insurance naming Buyer and such Seller and Affiliates as insured thereunder, and (ii) such obligation of such Seller to cooperate and keep open the liquor facilities of its Hotel shall terminate on the earlier to occur of (A) 60 days after the Closing and (B) Buyer (or its designee) having obtained liquor licenses to operate at such Hotel. If any liquor license is in the name of a Manager or any Affiliate thereof, the applicable Seller shall use commercially reasonable good faith efforts (without the payment of any money or the incurrence of any liability or obligation) to cause such Manager (or such Affiliate) to comply with the foregoing requirements applicable to such Seller as if such Seller were the holder of such license.

          (b) With respect to the Hotel located in Marina del Ray, California, Buyer and the applicable Seller acknowledge that applicable laws require that Buyer and such Seller enter into an escrow arrangement with a qualified escrow agent pursuant to which a portion of the Purchase Price for each such Hotel be allocated to the liquor and alcoholic beverage licenses applicable to such Hotel, and that a portion of the Purchase Price for each such Hotel be allocated to the liquor and alcoholic beverage inventory at such Hotel on the Closing Date. The parties agree that on or prior to the end of the Review Period, they will agree upon such escrow procedures (and if the Escrow Agent or one of its Affiliates is qualified to so act, the parties agree to use the Escrow Agent or such Affiliate as the escrow agent for such purposes) and will agree upon the amounts to be allocated for the purpose of such escrow at or prior to the end of the Review Period.

          SECTION 6.08.  Franchise and Management Agreements.  (a) Buyer
                         ------------------------------------
acknowledges that none of the Franchise Agreements is assignable without the consent of the related Franchisor. Each Seller shall use commercially reasonable good faith efforts (but without any payment of money or the incurrence of any expense or liability or the interruption of such Seller's normal business) to cooperate with Buyer, at Buyer's election (i) to obtain the consent of its Franchisor (if any) to the assignment of its Franchise Agreement (if any) to Buyer's lessee in which event, assuming such consent, together with a full release of such Seller from such Franchisor under such Franchise Agreement in connection therewith (except for unpaid franchise fees and other recurring charges incurred prior to the Closing

Date) is obtained at or prior to Closing, such Franchise Agreement shall be treated as an Assumed Contract hereunder, (ii) to obtain a new franchise or licensing agreement for its Hotel in the name of Buyer's lessee either with the existing Franchisor (if any) or another hotel franchising or licensing company, and/or (iii) to terminate its Franchise Agreement (if any). To the extent that Buyer has not provided to any given Seller evidence of the consent of its Franchisor (if any) to the assignment to Buyer of its Franchise Agreement (if any) pursuant to the immediately preceding clause (i), together with the full release of such Seller described therein in connection therewith at or prior to the Closing, Buyer specifically acknowledges and agrees that such Seller shall terminate such Franchise Agreement. In any and all events, Buyer shall be solely responsible for, and indemnify the Sellers against, any and all fees, charges, expenses and other liabilities of any kind based upon, or arising out of, any such assignment or assignments, any such new franchise or licensing agreement or agreements (whether with the related existing Franchisors or otherwise) and any such termination or terminations of the existing Franchise Agreements. In the event that any Franchisor does not consent to the assignment of its Franchise Agreement to Buyer (or agree to enter into a new franchise or license agreement with the Buyer in replacement thereof), the related Seller or Sellers shall have the right on and for 30 days after the Closing Date to remove, without liability on the part of such Seller or Sellers to Buyer, any and all Third Party Property that is owned by, or subject to the intangible property rights of, such Franchisor under such Franchise Agreement.

          (b) Buyer acknowledges that, except as provided for in Section 20.02, all of the Management Agreements will be terminated by the related Sellers at or prior to Closing.

          SECTION 6.09.  Leases.  Each Seller owning a Hotel which is subject to
                         -------
a Ground Lease, restaurant lease or garage lease shall use commercially reasonable good faith efforts (without the payment of any money) to obtain and deliver to Buyer (i) an estoppel certificate relating to such Ground Lease, restaurant lease or garage lease, as the case may be, in the form contemplated by such Ground Lease, restaurant lease or garage lease, as the case may be, or, if no such form is contemplated, in the form reasonably agreed upon by Buyer and such Seller and (ii) any consent required under the terms of such Ground Lease for the assignment of the Ground Lease to Buyer, the subsequent lease of the Property by Buyer to its designated lessee, any change in the franchise or management of the Property and any other matters for which such lessor's consent may be required.

          SECTION 6.10.  Cooperation.  Except as otherwise expressly provided
                         ------------
for herein, Buyer and Sellers shall use commercially reasonable efforts to make or file all required notifications and to obtain all consents, approvals and authorizations which must be obtained in order to consummate the transactions contemplated hereby. Each party hereto shall give to the other parties its full and complete cooperation in giving such notices or obtaining such consents, approvals and authorizations. Each party covenants and agrees to promptly furnish to the other all information and data in the furnishing party's possession requested in writing by the requesting party which the furnishing party has the right to disclose and which is reasonable or necessary in order to assist the requesting party to give the necessary notices or secure the permits, licenses and approvals required as contemplated by this Contract.

          SECTION 6.11.  Sellers' Indemnity.  Subject to the terms of Sections
                         -------------------
5.02, 5.03 and 5.04, each Seller agrees to indemnify and hold Buyer and its Affiliates harmless from all liabilities, losses, damages, costs and expenses (including Attorneys' Fees) which the Buyer or any of its Affiliates may suffer or incur by reason of any action or claim arising from acts or omissions of such Seller prior to the Closing Date in connection with its Property or the use or operation of its Hotel and all liabilities in respect of its Property or the operation of its Hotel that are not Assumed Liabilities or such Seller's failure to fulfill any of its obligations set forth in this Contract.

          SECTION 6.12.  Buyer's Indemnity.  Buyer agrees to indemnify and hold
                         ------------------
each Seller and its Affiliates harmless from all liabilities, losses, damages, costs and expenses (including Attorneys' Fees) which such Seller or any of its Affiliates may suffer or incur by reason of any action or claim arising on or after the Closing Date from acts or omissions of Buyer or otherwise arising out of such Seller's Property or the use or operation of its Hotel on or after the Closing Date, including Buyer's failure to discharge any of the Assumed Liabilities, Buyer's failure to fulfill any of its obligations set forth in this Contract, or Sellers' incurrence of any costs related to the expiration or termination of any Assumed Contract made pursuant to Buyer's request under the provisions of Section 2.02(a).

          SECTION 6.13.  Indemnity Procedures Relating to Third Party Claims;
                         ----------------------------------------------------
Exclusivity.  (a) Any party seeking indemnification under Section 6.11 or 6.12
------------
(the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 6.11 or 6.12. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such claim, suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under
Section 6.11 or 6.12 for any settlement effected without its consent of any claim, suit, action or proceeding in respect of which indemnity may be sought hereunder.

          (b)  After the Closing, this Section 6.13 will provide (subject to
Section 6.14) the exclusive procedures for indemnification for any liabilities, losses, damages, costs, losses or expenses to third parties arising out of this Contract, any of the Properties, the business conducted at any of the Hotels or the transactions contemplated hereby.

          SECTION 6.14.  Indemnity Fund.  At the Closing, Sellers shall deposit
                         ---------------
with the Escrow Agent $7,350,000 (together with all investment earnings thereon, the "Indemnity Fund"), which shall be held by Escrow Agent in a segregated account and shall be invested only in Permitted Investments. The $7,350,000 amount deposited shall at all times be comprised, at Sellers' sole discretion, of (a) cash or (b) subject to any modification of the escrow provisions set forth in this Section as may be reasonably required by Buyer, unconditional, irrevocable letters of credit issued by a Person reasonably acceptable to Buyer, and having terms, conditions and an expiration date reasonably acceptable to Buyer. In the event Buyer makes a claim or demand under this Contract or any other agreement entered into between Sellers and Buyer at Closing, and the Sellers do not dispute such claim or demand, or are determined to be liable pursuant to such claim or demand by a court of competent jurisdiction or otherwise in a mutually acceptable dispute resolution forum (after the expiration of all applicable and available appeal periods or the earlier resolution of such appeals), then if the applicable Sellers fail promptly to pay such claim or demand, Escrow Agent promptly upon the receipt of notice shall pay such claim or demand in full, in any event not to exceed the available funds in the Indemnity Fund. On the Termination Date the Escrow Agent promptly shall return all remaining funds or letters of credit in the Indemnity Fund to Sellers; provided, however, that if prior to the Termination Date Buyer shall
         --------  -------
have either commenced litigation to enforce the terms of its rights hereunder or provided notice to Escrow Agent setting forth in reasonable detail the facts and circumstances of any claim, liability, cost or expense to which Buyer is entitled to indemnification hereunder, the terms of this Section shall be extended until the final resolution of such litigation, including any appeal, provided that all amounts or letters of credit remaining in the Indemnity Fund at such time in excess of the amount of the alleged claim, liability, cost or expense (plus reasonable estimated Attorneys' Fees) or demand shall be returned to Sellers on the Termination Date. Buyer agrees that its sole remedy and recourse with respect to any claims arising under or in connection with this Contract that Buyer elects to pursue after the Closing shall be made pursuant to this Section 6.14. If Buyer acquires the hotel that is the subject of the Mystic Agreement pursuant to the Mystic Agreement, and if Buyer has a claim under the Mystic Agreement that would otherwise entitle Buyer to be reimbursed from the indemnity fund under the Mystic Agreement, then Buyer may pursue its rights with respect to such claim under this Section 6.14 as well, as if such claim had arisen under this Contract.

          SECTION 6.15.  Hotel Employees.  The Sellers agree that Buyer will in
                         ----------------
no way be liable for any employees, or for any employment agreements or union contracts with respect to employees, working at the Hotels (the "Hotel Employees"), other than termination or severance payments, if any, due to a Hotel Employee at AGH Hotels arising solely as a result of a termination of such Hotel Employee. In particular, the Sellers will not, and will not authorize any Manager to, between the date hereof and the date of Closing, enter into any employment or union contracts or agreements that will be binding on Buyer, the entity to which Buyer leases the Hotel ("Lessee") or any manager retained by the Lessee to manage the Hotel ("New Manager") on or after the Closing. None of Buyer, Lessee and New Manager will be obligated to pay any amount to or on behalf of any Hotel Employees for any period prior to Closing. None of Buyer, Lessee and New Manager shall have any liability (accrued or unaccrued) under any pension, welfare or profit sharing plan that any Seller or Manager or any other party may have established with respect to any Hotel Employees. Sellers shall pay at Closing all accrued (whether earned or unearned) salaries, wages, bonuses, profit-sharing, and other compensation, vacation, sick leave, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401K, retirement plan and insurance and other benefits through the day preceding the Closing Date of all Hotel Employees, whether or not employed by whichever of Buyer, Lessee or New Manager shall be the employer from and after the Closing Date (the "New Employer"), and for all liabilities of whatever kind with respect to all Hotel Employees who are not employed by the

New Employer (except as specifically set forth in this Section with respect to
(i) termination or severance payments, if any, due to a Hotel Employee at AGH Hotels arising solely as a result of a termination of such Hotel Employee and
(ii) matters as to which Buyer has agreed to indemnify Sellers). Without limiting the generality of the foregoing, each Seller shall be responsible for all obligations under group health plan continuation coverage rules under part 6 of Title I of ERISA and Section 4980B of the I.R.C. for all existing and former Hotel Employees and their beneficiaries who become entitled to such coverage on or before the Closing Date. Each applicable Seller hereby indemnifies, defends and saves harmless Buyer with respect to the foregoing. The applicable Sellers shall terminate or cause their Managers to terminate the Hotel Employees effective as of 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the Closing does not occur, such termination shall be deemed to be rescinded ab initio) and to pay to such employees all
                                -- ------
amounts owed to such employees including amounts owed on account of accrued and unpaid benefits including earned and/or accrued vacation pay and sick leave. Each such Seller shall be responsible for and shall pay any sums due and owing for any multiemployer withdrawal liability under Title IV of ERISA incurred as a result of sale of the Hotel owned by it. Buyer shall cause the New Employer to rehire any or all of those Hotel Employees it desires to hire effective as of 12:01 a.m. on the Closing Date (it being understood that if for any reason the Closing does not occur, such rehiring shall be deemed void ab initio) upon such
                                                           -- ------
terms as such New Employer may elect. Neither Buyer, nor Lessee, nor New Manager nor their respective Affiliates shall have any obligation to hire any or all of the Hotel Employees, provided that if the failure to hire less than all of the Hotel Employees or the hiring of Hotel Employees on different terms results in a violation of, or causes the applicability of, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101 et. seq. (the "WARN Act"), Buyer shall be responsible for all claims, damages and penalties under the WARN Act and shall indemnify Sellers from and against any liability or expense relating to the WARN Act. Buyer shall be responsible for all employee obligations in respect of the rehired Hotel Employees accruing from and after such rehiring. Each Seller hereby agrees that neither it nor its Affiliates shall induce or cause any Hotel Employee to be hired by any Affiliate of such Seller. Each of Sellers and Buyer shall indemnify and hold the other (and their respective lessees and managing agents) harmless from and against any loss, cost, expense (including reasonable Attorneys' Fees and disbursements actually incurred), damage or liability any such party may suffer by reason of the other's default under this Section.

                                  ARTICLE VII

                                  Conditions
                                  ----------

          SECTION 7.01.  Conditions to Buyer's Obligation to Close.  Buyer shall
                         ------------------------------------------
not be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived in writing by Buyer:

          (a)  Delivery of Documents.  Each Seller shall be prepared to deliver
               ----------------------
     all instruments and documents to be delivered by such Seller at the Closing pursuant to Sections 9.01 and 10.02 of this Contract.

          (b)  Representations and Warranties; Compliance with Covenants.  Each
               ----------------------------------------------------------
     Seller's representations and warranties contained in Section 5.01 shall be true and correct in all material respects as of the Closing Date subject, however, to facts disclosed on supplements to Exhibit C delivered in accordance with Section 4.01 (which supplements, upon their delivery to Buyer in accordance with Section 4.01, shall for all purposes of this Contract constitute part of Exhibit C). Each Seller shall have performed in all material respects all covenants, agreements and obligations required by this Contract to be performed or complied with by such Seller prior to the Closing Date.

          (c)  Ground Leases.  Sellers shall have (i) delivered all estoppel
               --------------
     certificates in accordance with Section 6.09 and (ii) obtained any required consents from, or sent required notices to, lessors under the Ground Leases.

          (d)  Management and Franchise Agreements.  Except to the extent
               ------------------------------------
     otherwise provided in Section 6.08, Sellers shall have terminated each of the Franchise Agreements and the Management Agreements.

          (e)  Title Policies.  The Title Company shall be prepared to issue its
               ---------------
     title policies insuring title to each of the Properties, free and clear of all matters except Permitted Liens and Permitted Exceptions.

          SECTION 7.02.  Failure of Buyer's Conditions.  If any of the
                         ------------------------------
conditions to Buyer's obligations have not been satisfied (or deemed satisfied) on or before the Closing

Date other than solely as a result of any Seller's failure to comply with its obligations hereunder for a period in excess of 30 days after receipt of notice from Buyer of such failure (in which case, the provisions of Section 14.02 shall be applicable), and Buyer is otherwise in material compliance with the terms hereof, Buyer may exercise the remedy granted pursuant to Section 14.02(i) hereof.

          SECTION 7.03.  Conditions to Sellers' Obligations to Close.  No Seller
                         --------------------------------------------
shall be obligated to consummate the Closing unless and until each of the following conditions are either fulfilled or waived by such Seller:

          (a)  Representations and Warranties; Compliance With Covenants.
               ----------------------------------------------------------
     Buyer's representations and warranties contained in Article XIX shall be true and correct in all material respects as of the Closing Date. Buyer shall have performed in all material respects all covenants, agreements and obligations required by this Contract to be performed or complied with by Buyer prior to the Closing Date.

          (b)  Delivery of Documents and Cash to Close. Buyer shall be prepared
               ----------------------------------------
     to deliver all Cash to Close and all instruments and documents to be delivered by Buyer at the Closing pursuant to Sections 9.01, 9.02, 10.01 and 10.02 of this Contract.

          (c)  Mystic.  Buyer shall have performed all its obligations under the
               -------
     Mystic Agreement and, to the extent Buyer is required to close the transaction contemplated by the Mystic Agreement, such closing shall occur concurrently with the Closing of the transactions contemplated hereby, unless Buyer's obligation to close the transaction contemplated by the Mystic Agreement is extended or terminated solely by reason of a material breach of the obligations of the seller under the Mystic Agreement. Notwithstanding anything to the contrary contained in this Contract or in the Mystic Agreement, (i) Buyer will not be obligated to close under the Mystic Agreement if Buyer is not obligated to close under this Contract as a result of Sellers' default hereunder or the failure of a condition under
     Section 7.01, (ii) if, as contemplated by the Mystic Agreement, the restaurant lessee (or its designee) enters into a binding agreement to purchase the hotel subject thereto but nevertheless fails to close such purchase for any reason, then the obligation of Buyer under the Mystic Agreement to purchase such hotel will be automatically reinstated on the same terms and conditions as set forth in the Mystic Agreement and the parties will cause such changes to made to the Mystic Agreement as may be reasonably necessary to effect such reinstatement, including agreeing upon a new closing date for such purchase as soon as practicable thereafter, provided Buyer will have no obligation under the Mystic Agreement to close the purchase thereunder unless all conditions to such purchase have been satisfied on or before December 15, 1998 and (iii) if Buyer elects to terminate the Mystic Agreement in accordance with Section 4.02 thereof, Buyer shall automatically be deemed to have concurrently elected to terminate this Contract in accordance with
     Section 4.02 hereof. Promptly after the Effective Date Sellers will initiate the right of first refusal procedure contemplated by Article XXX of the Restaurant Lease (as defined in the Mystic Agreement). Unless the lessee under the Restaurant Lease has waived its rights under Article XXX thereof by a written instrument reasonably satisfactory to Buyer on or before the closing date under the Mystic Agreement, Sellers will, in accordance with Section 9.01, deliver a certificate to Buyer certifying that Seller has complied with such Article XXX and that the lessee under the Restaurant Lease has failed to timely exercise its right of first refusal pursuant thereto. Seller agrees to indemnify and hold Buyer and its Affiliates harmless from all liabilities, losses, damages, costs and expenses (including Attorneys' Fees) which the Buyer or any of its Affiliates may suffer or incur by reason of any action or claim by the lessee under the Restaurant Lease with respect to Article XXX of the Restaurant Lease with respect to the Mystic Agreement.

          SECTION 7.04.  Failure of Sellers' Conditions.  If any of the
                         -------------------------------
conditions to any Seller's obligations have not been satisfied on or before the Closing Date as a result of Buyer's failure to comply with any of its obligations hereunder for a period of 30 days after receipt of notice from such Seller of such failure, and all Sellers are otherwise in material compliance with the terms hereof, Sellers may terminate this Contract and receive the Deposit as liquidated damages pursuant to Section 14.01 hereof.

                                 ARTICLE VIII

                                    Closing
                                    -------

          Subject to all of the provisions of this Contract, Buyer and Sellers shall close the transactions contemplated hereby as soon as practicable following the satisfaction or waiver of the conditions to Closing set forth herein on a date set forth in a written notice from Buyer to Sellers at least 14 days prior to such date, provided that in no event shall the Closing Date occur after January 30, 1998, unless such Closing Date is extended pursuant to the following sentence or pursuant to the Cure Period provided for in Section 4.02. At Buyer's election, the Closing Date may be extended from January 30, 1998 to February 16, 1998; provided, however, that by January 15, 1998 Buyer shall have
                   --------  -------
(i) given Sellers written notice of such election and (ii) increased the Deposit to $14,700,000. The Closing shall take place on the Closing Date at 10:00 a.m. in New York, New York at the offices of Sellers' Attorney, or at such other location mutually agreed upon by the parties.

                                  ARTICLE IX

                               Closing Documents
                               -----------------

          SECTION 9.01.  Sellers' Closing Documents.  At Closing, each Seller
                         ---------------------------
shall execute and deliver the following documents (its "Seller's Closing Documents") in accordance with Section 10.02:

          (a)  Deeds, Assignments of Leases and Assignments. A Deed or an
               ---------------------------------------------
     Assignment of Lease, as applicable, an Assignment and required transfer tax forms and affidavits, which shall be duly executed and acknowledged by such Seller so as to convey to Buyer (or its designee) good and insurable title to, or a leasehold interest in, its Property described therein free and clear of all liens, encumbrances and other conditions of title other than the Permitted Exceptions and Permitted Liens.

          (b)  Seller's Affidavits.  Affidavits and "gap undertakings" from such
               --------------------
     Seller in form and content reasonably satisfactory to Buyer and the Title Company to facilitate the deletion of those standard exceptions on the Title Company's related title insurance commitment which may be deleted solely by delivery of an affidavit.

          (c)  Closing Statement.  A closing statement setting forth the
               ------------------
     Purchase Price and all credits, adjustments and prorations between Buyer and such Seller, and the net Cash to Close due from Buyer.

          (d)  Authorizing Resolutions.  Certificates of such resolutions in
               ------------------------
     form and content as the Title Company may reasonably request evidencing such Seller's existence, power and authority to consummate the transactions herein contemplated, including copies of all corporate or trust organizational documents or other reasonable evidence of corporate or trust authority.

          (e)  FIRPTA.  A FIRPTA Non-Foreign Transferor Certificate in
               -------
     accordance with Section 1445 of the I.R.C. from such Seller.

          (f)  Property Records.  The originals, if available, otherwise copies,
               -----------------
     of each of such Seller's Property Records to the extent not otherwise covered in this Section.

          (g)  Vehicle Titles.  The necessary certificates of title duly
               ---------------
     endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from such Seller to Buyer of any motor vehicles owned by such Seller and used in connection with its Hotel's operations.

          (h) Certificate Regarding Representations and Warranties.  A
              ----------------------------------------------------
     certificate of the Sellers certifying to Buyer that the representations and warranties of Sellers set forth herein are true and correct in all material respects as of the Closing Date as if made on such date, subject, however, to facts disclosed on supplements to Exhibit C delivered in accordance with
     Section 4.01.

          SECTION 9.02.  Buyer's Closing Documents.  At Closing, Buyer shall
                         --------------------------
execute and deliver the following documents ("Buyer's Closing Documents") in accordance with Section 10.02:

          (a)  Assumption Documents.  All documents under this Article IX to be
               ---------------------
     executed by Buyer.

          (b)  Resolutions.  Certificate of resolutions of Buyer in form and
               ------------
     content as the Title Company may reasonably request evidencing authorizing the entering into and execution of this Contract and the consummation of the transactions contemplated hereby.

                                   ARTICLE X

                               Closing Procedure
                               -----------------

          The Closing shall proceed in the following manner:

          SECTION 10.01.  Transfer of Funds.  Buyer shall pay the Cash to Close
                          ------------------
to the Escrow Agent by wire transfer to a depository designated by the Escrow Agent.

          SECTION 10.02.  Delivery of Documents.  Each Seller shall deliver its
                          ----------------------
Seller's Closing Documents and Buyer shall deliver Buyer's Closing Documents to the Escrow Agent.

          SECTION 10.03.  Disbursement of Funds and Documents.  When Sellers and
                          ------------------------------------
Buyer have delivered all documents and funds to Escrow Agent as provided in Sections 10.01 and 10.02 and when the Title Company is prepared to issue its title policies in the form required hereby, then the Escrow Agent shall (a) disburse the Purchase Price to Sellers, subject to adjustments and prorations hereunder and less any closing costs or other sums due hereunder from Sellers,
(b) return the Deposit to Buyer, record all Deeds and Assignments of Leases and deliver all the Seller's Closing Documents to Buyer, (c) deliver all the Buyer's Closing Documents to Sellers and (d) pay all of the closing costs and other sums due to third parties hereunder, to the extent set forth on any closing statement executed by Sellers and Buyer at or prior to the Closing.

                                  ARTICLE XI

                         Prorations and Closing Costs
                         ----------------------------

          SECTION 11.01. Prorations.  Except as otherwise specified in clause
                         -----------
(a) below, the following items shall be prorated at the Closing as of midnight preceding the Closing Date, without duplication:

          (a) Certain costs and expenses relating to each Property shall be adjusted as of the Closing Date between Sellers and Buyer (the "Closing Date
                                                                ------------
Adjustments").  The Closing Date Adjustments shall constitute a composite
-----------
accounting of the different items described below in this Section. The intent is to credit or charge, as the case may be, each Seller with all revenues and expenses respecting its Property which are attributable to operations before the Closing Date and to credit or charge, as the case may be, Buyer with all such revenues and expenses attributable to operations on and after the Closing Date. Unless otherwise provided for herein, all revenues and expenses shall be separately accounted for as between each Seller and Buyer as of 12:01 a.m. on the Closing Date. No later than 90 days after the Closing Date (or with respect to real estate taxes, 30 days from the date that the amounts such taxes are determinable), Sellers and Buyer shall review all the amounts and calculations made in respect of the Closing Date Adjustments and any final corrections shall be made to the Closing Date Adjustments, and each Seller and Buyer at that time shall settle any funds owed to each other. The following items shall be accounted for in calculating the Closing Date Adjustments as between each Seller and Buyer:

          (i) Prepaid charges and fees for licenses and permits or for other items transferred by such Seller to Buyer shall be prorated as between such Seller and Buyer.

          (ii) Prepaid rents and all room and other deposits and advance payments under booking arrangements and trade-out agreements for use of such Seller's Property facilities after the Closing Date shall be credited to Buyer.

          (iii) With regard to food (other than food in process including mini-bars and gift shops) and non-alcoholic and alcoholic beverages (other than opened containers and unopened containers outside of storage areas), Buyer shall be charged with the costs of all food and non-alcoholic and alcoholic beverages at such Seller's Property at such Seller's cost based upon an inventory of such items performed jointly by Buyer and such Seller as of 12:01 a.m. on the Closing Date.

          (iv) All charges and prepayments relating to such Seller's Assumed Contracts which are assumed by Buyer shall be separately accounted for as between such Seller and Buyer as of 12:01 a.m. on the Closing Date.

          (v) All cash in the operating accounts for such Seller's Hotel (it being understood that such accounts refer to "house banks" and not bank accounts) shall be paid over to Buyer at Closing and such Seller shall receive a credit therefor in the Closing Date Adjustments.

          (vi) With regard to the booking of guest rooms and the provision of other services at such Seller's Property, the parties agree that such Seller shall be entitled to all of the revenue generated by such operations through and including the night before the Closing Date; provided that
                                                              --------
     Buyer shall be entitled to one-half of such revenue (including applicable sales Tax) for the night before the Closing Date. Each Seller shall receive a credit, without duplication, for all accounts receivable (other than for the guests' stay that includes the night prior to Closing) with respect to hotel guests then in occupancy, net of any travel agent commissions, credit card commissions or other similar costs to collect such revenue. Except as expressly provided for in this subsection (vi), each Seller shall own and be entitled to all collections with respect to accounts receivable for the period prior to the Closing Date. Buyer agrees, on a prompt, but no less frequent than monthly, basis, to deliver to each Seller any payments and back-up received or generated with respect to such Seller's accounts receivable. The parties acknowledge that if Buyer receives a payment from a party which does not specify the invoice being paid, then such payment shall be applied, to the extent such payment is not identifiable to a particular invoice, first to the oldest past due sums due Seller from such party, if any, provided, however, that payments made (i) in respect of airline accounts will be applied only to amounts owed that are less than 180 days past due and (ii) all payments made in respect of any other accounts will be applied only to amounts owed that are less than 90 days past due. Buyer has no obligation nor responsibility to collect said accounts receivable, however, Buyer will cooperate with each Seller in such collection and shall give each Seller rights to inspect Buyer's books and records at reasonable times with respect to such accounts receivable.

          (vii) With respect to baggage, personal property, laundry, valet packages and other property of Hotel guests checked or left in the care of any Seller by transient hotel guests or tenants prior to the Closing (all of which, except for any items locked in any Hotel's safe deposit boxes as to which Sellers or Managers cannot reasonably gain access shall be inventoried on the Closing Date), Buyer shall be responsible from and after the Closing Date for all such property.

          (b) Subject to Section 2.02(a)(iv), each Seller shall pay or credit against the Purchase Price any of the following that are a lien on its Land or
Improvements: all unpaid sales, occupancy, personal property or real estate Taxes for years prior to Closing, together with any interest and penalties relating to any of the foregoing.

          (c) Each Seller shall notify the utility companies servicing its Property prior to Closing that billing to such Seller for such utilities shall be discontinued at the end of the day preceding the Closing Date, and Buyer shall arrange with such utilities to have such billings for utility services charged to Buyer from and after the Closing Date and such Seller shall be entitled to the refunds of all deposits therefor. Such Seller shall pay all charges with respect to such utilities for the period prior to the Closing Date and utility charges since the date of the last billing will be adjusted at Closing as of the Closing Date on the basis of the last bill so rendered, with subsequent adjustment, if any, when final bills are rendered.

          (d) If there is a water meter on a Seller's Property, such Seller shall furnish, at the Closing or as soon thereafter as practicable, a reading to a date not more than 30 days prior to the Closing Date, and the unfixed meter charge, the unfixed sewer rent and/or unfixed water charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading, subject to adjustment upon receipt of the actual meter charge and sewer rent.

          (e) Other costs, expenses and charges which are a lien or may become a lien against a Seller's Property and are of such a type as are usually involved in and adjusted with regard to property similar to and located in the locale of such Property, including Taxes in accordance with Section 2.02(a)(iv). Prorations hereunder shall, where applicable, be made on the basis of a 365-day year and, for any month, on the basis of the number of days elapsed. If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be prorated, unless otherwise provided for herein, a reasonable estimation of the amount of such items shall be placed in escrow with the Title Company, and such items shall be prorated as soon as practicable after the Closing Date.

          (f) To the fullest extent permitted by applicable law, any controversy, claim or dispute arising out of or relating to the prorations set forth in this Section 11.01, including any dispute concerning the scope of this clause (f), shall be resolved exclusively by the final and binding decision of the Accountants as set forth herein. In the case of a dispute with respect to such matters, either Sellers or Buyer may submit such matter to arbitration which shall be conducted by the Accountants. The "Accountants" shall be one of three (3) firms of certified public accountants of recognized international standing in the hotel industry. Until otherwise agreed to by the parties, the three (3) firms shall be Arthur Andersen LLP, Coopers & Lybrand L.L.P. and Pannell Kerr Forster PC, notwithstanding any existing relationships which may exist between any of the Sellers and such accounting firms or Buyer and such accounting firms. The party (i.e., either Sellers or Buyer) desiring to submit
                              ----
any matter to arbitration hereunder shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three (3) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining two (2) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the three (3) firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the third firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described below within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party. In all arbitration proceedings submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Buyer or Sellers with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Buyer or Sellers shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Contract or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel or Hotels with respect to which the dispute arose.

          SECTION 11.02.  Sellers' Closing Costs.  Each Seller shall pay for the
                          -----------------------
following items prior to or at the time of Closing:

          (a) 50% of all transfer taxes, sales taxes, conveyance fees, recording costs and other documentary stamp tax related to the transfer of its Property;

          (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy obtained by Buyer and issued by the Title Company covering its Land and the Improvements related thereto, plus the cost of all endorsements thereto;

          (c)  One-half of all escrow fees and costs relating to its Property;
     and

          (d) Its portion (as opposed to other Sellers' portions) of Sellers' attorneys' fees.

          SECTION 11.03.  Buyer's Closing Costs.  Buyer shall pay for the
                          ----------------------
following items prior to or at the time of Closing:

          (a) 50% of the transfer taxes, sales taxes, conveyance fees, recording costs and documentary stamp tax related to the transfer of all the Properties;

          (b) 50% of the premium and other costs and fees payable in connection with an Owner's Title Insurance Policy or Policies obtained by Buyer and issued by the Title Company covering all the Land and the Improvements related thereto, plus the cost of all endorsements thereto;

          (c) The costs and fees payable in connection with any surveys, or updates of surveys, relating to any of the Properties;

          (d)  One-half of all escrow fees and costs; and

          (e)  Buyer's attorneys' fees.

          SECTION 11.04.  Accounts Payable.  Each Seller shall retain and be
                          -----------------
responsible for the payment of all accounts payable, liabilities and obligations relating to its Property (including its Hotel) accrued prior to and as of the Closing and payable after the Closing. Buyer shall be responsible for the particular accounts payable, liabilities and obligations relating to each Property (including each Hotel) accruing on or after the Closing.

                                  ARTICLE XII

                            Possession; Risk of Loss
                            ------------------------

          Buyer shall be granted full possession of each Property at Closing subject to (i) tenant's rights under any space leases of any Property (or any portion thereof) assumed by Buyer, (ii) guests in occupancy and (iii) Permitted Liens and Permitted Exceptions. All risk of loss with respect to each Property shall pass to Buyer on and as of the Closing Date.

                                  ARTICLE XIII

                      Condemnation and Damage by Casualty
                      -----------------------------------

          SECTION 13.01.  Condemnation.  In the event of the institution of any
                          -------------
proceedings by any Governmental Authority which shall relate to the proposed taking of any Material Portion of a Hotel by eminent domain prior to Closing, or in the event of the taking of any Material Portion of a Hotel by eminent domain prior to Closing, the affected Seller or Sellers shall promptly notify Buyer and Buyer shall thereafter have the right and option to terminate this Contract, but only with respect to such Hotel, by giving Sellers and the Escrow Agent written notice of Buyer's election to terminate within 30 days after receipt by Buyer of the notice from the affected Seller or Sellers. Each Seller hereby agrees to furnish Buyer with written notice of a proposed condemnation within two business days after such Seller's receipt of such notification. Should Buyer terminate this Contract with respect to a Hotel pursuant to this Section 13.01, the Escrow Agent shall return to Buyer a pro rata portion of the Deposit (based upon the ratio of the allocated Purchase Price of the affected Hotel to the total Purchase Price) and, except as otherwise provided for in this Contract, the parties hereto shall be released from their respective obligations and liabilities hereunder with respect to such Hotel. Should Buyer elect not to terminate this Contract with respect to such Hotel, the parties hereto shall proceed to Closing and the affected Seller or Sellers shall assign all of its or their right, title and interest in all awards in connection with such taking or takings to Buyer.

          SECTION 13.02.  Damage by Casualty.  (a)  If, after the Effective Date
                          -------------------
but prior to the Closing Date, any damage other than Material Damage occurs from fire, windstorm or other casualty to any Property, and if the sum of (i) the insurance proceeds paid or payable with respect to such damage (other than business interruption insurance for periods prior to the Closing Date) plus
(ii) the amount of any deductible or co-payment amount under the related insurance policy or policies plus (iii) such amounts, if any, as the Sellers may in their sole discretion elect to pay to Buyer or credit to Buyer at Closing is sufficient to restore the affected Hotel to the condition it was in immediately prior to the occurrence of such casualty plus the costs of any interruption of business at such Hotel that will extend beyond the Closing Date, then (1) Buyer shall be required to close this transaction in accordance with the Contract, (2) the affected Seller or Sellers shall assign unto Buyer any and all insurance proceeds paid or payable with respect to such damage (other than business interruption insurance for periods prior to the Closing Date) and (3) Buyer shall receive at Closing a credit in the amount of any deductible or co-payment amount under the related policy or policies plus such other amounts, if any, described in clause (iii) of this sentence. In such event, no Seller shall have any additional obligation if such insurance proceeds are insufficient or unavailable to repair such damage.

          (b) If, prior to Closing, there is any Material Damage to any Hotel and such Material Damage is, in the reasonable estimation of Sellers, capable of restoration within one year following the occurrence of such Material Damage, Sellers shall elect within 30 days of the date of such Material Damage whether to terminate this Contract with respect to such Hotel, and if Sellers make such election, no party shall have any further obligation or liability to the others under this Contract with respect to such Hotel. If Sellers elect not to terminate this Contract with respect to such Hotel, the Closing with respect to such Hotel (but not with respect to the other Hotels) shall be extended to the date (not to exceed one year from the date of Sellers' election) necessary to enable Sellers to restore such Hotel to the condition it was in immediately prior to the occurrence of such Material Damage. If prior to Closing there is any Material Damage to any Hotel and such Material Damage is not, in the reasonable estimation of Sellers, capable of restoration within one year following the occurrence of such Material Damage, no party shall have any further obligation or liability to the others under this Contract with respect to such Hotel.

                                  ARTICLE XIV

                                    Default
                                    -------

          SECTION 14.01.  Buyer's Default; Liquidated Damages.  In the event
                          ------------------------------------
that the transactions fail to close solely due to Buyer's failure to comply with its obligations hereunder (after giving effect to the cure period in Section 7.04), the Deposit (including any interest earned thereon) shall be immediately paid to Sellers by the Escrow Agent and Buyer shall have no further rights with respect thereto. Buyer recognizes that the Properties will be removed from the market during the existence of this Contract and, if Buyer fails to perform its obligations hereunder, Sellers shall be entitled to compensation for the detriment caused thereby. However, all parties agree that it is extremely difficult and impractical to ascertain the extent of the detriment and, to avoid such difficulties, the parties agree that Sellers shall be entitled to retain the Deposit (including any interest earned thereon) as liquidated damages (and not as a penalty) in accordance with this Section 14.01. All parties agree that such amount stated as liquidated damages shall be in lieu of any other relief to which Sellers might otherwise be entitled by virtue of this Contract or by operation of law.

          SECTION 14.02.  Sellers' Default.  In the event that the transactions
                          -----------------
fail to close solely due to the failure of one or more Sellers to comply with its or their obligations hereunder (after giving effect to the cure period in Section 7.02) or a material breach of its or their representations or warranties hereunder, Buyer shall have the right to either (i) terminate this Contract and receive a refund of the Deposit, (ii) commence an action for the specific performance of this Contract or (iii) in the case of a prior sale or encumbrance of any of the Hotels by Sellers to any Person other than Buyer or its successors or permitted assigns in breach of this Contract or in the case of any wilful or knowing material breach by Sellers of their representations, warranties or covenants hereunder, Buyer shall also be entitled to seek damages. Except as provided in the preceding clause (iii), Buyer hereby waives any right to sue Sellers for damages for any default by Sellers hereunder, but if the Closing occurs, subject to the provisions of Section 6.14, such waiver shall not apply to damages to which Buyer may be entitled hereunder by reason of any breach by Sellers of any of their representations, warranties or covenants hereunder which survive the Closing and that first become known to Buyer after Closing.

                                  ARTICLE XV

                   Real Estate and Other Commissions and Fees
                   ------------------------------------------

          Sellers and Buyer each represent and warrant to the other that there are no brokers, salespersons, advisors or finders involved in this transaction by reason of agreement with such representing party, except for Hodges Ward Elliott pursuant to an agreement with Sellers. The provisions of this Article shall survive the Closing or termination of this Contract.

          Sellers agree to, and hereby do, indemnify and save harmless Buyer and its Affiliates and their respective successors and assigns against and from any loss, liability or expense, including Attorneys' Fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transactions contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into with Sellers or their representatives for a commission or other compensation. Buyer agrees to, and hereby does, indemnify and save harmless Sellers, their respective Affiliates and their respective successors and assigns against and from any loss, liability or expense, including Attorneys' Fees, arising out of any claim or claims for commissions or other compensation for bringing about this Contract or the transactions contemplated hereby, or advice in connection herewith, made by any broker, finder, consultant or like agent if such claim or claims by any such broker, finder, consultant or like agent are based on any agreements entered into with Buyer or its representatives for a commission or other compensation.

                                  ARTICLE XVI

                                    Notices
                                    -------

          Any notice, request, demand, instruction or other communication to be given to any party hereunder, except where required to be delivered at the Closing, shall be in writing and shall be hand-delivered or sent by Federal Express or a comparable overnight mail service, or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, to Buyer, each Seller, Buyer's Attorney, Sellers' Attorney, and Escrow Agent at their respective addresses set forth in Article I of this Contract. Notice shall be deemed to have been given upon receipt or refusal of delivery of said notice. Notices may be given by confirmed telecopy provided a hard copy of such notice is sent by another means in accordance with this Article on the next business day following such telecopy delivery. The addressees and addresses for the purpose of this Article may be changed by giving notice. Unless and until such written notice is received, the last addressee and address stated herein shall be deemed to continue in effect for all purposes hereunder.

                                  ARTICLE XVII

                                   Assignment
                                   ----------

          This Contract as it relates to one or more Properties may be assigned by Buyer without the prior written consent of Sellers; provided, however, that
                                                       --------  -------
(i) such assignee shall assume the applicable Assumed Liabilities on the terms and conditions contained herein and shall otherwise acquire all of the right, title and interest to such Properties that Buyer would have acquired, under the conditions and subject to the obligations that Buyer would have undertaken hereunder with respect to such Properties and (ii) Buyer shall remain fully liable to Sellers hereunder as if such transfer and assumption were made directly to and by Buyer.

                                 ARTICLE XVIII

                                 Escrow Agent
                                 ------------

          SECTION 18.01.  Duties and Authorization.  The payment of the Deposit,
                          -------------------------
Cash to Close and all other funds provided hereunder to the Escrow Agent is for the accommodation of the parties to this Contract. The duties of the Escrow Agent shall be determined solely by the express provisions of this Contract.
The Escrow Agent shall invest the Deposit (to the extent delivered in cash) as directed in writing by the Buyer and Sellers. If this Contract has been terminated in accordance with Section 4.02(b), Escrow Agent shall return the Deposit to Buyer within two (2) business days after such termination without further notice to any party to this Contract. In the event the Escrow Agent receives a written demand from either Sellers or Buyer for the Deposit after the expiration of the Review Period (which demand shall include an explanation setting forth the factual basis for such party's demand for the Deposit), Escrow Agent shall give 10 days written notice to the other party (i.e., Buyer or Sellers) of such demand and of Escrow Agent's
                    ----
intention to remit the Deposit to the party making the demand on the stated date. If Escrow Agent does not receive a written objection within 10 days after such notice, the Escrow Agent is hereby authorized to so remit the Deposit. If, however, the Escrow Agent receives written objection from the other party within 10 days after such notice, the Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Sellers and Buyer, or until a final judgment of an appropriate court or arbitrator is issued. Buyer and Sellers authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, in the event this Contract or the Deposit becomes involved in litigation, to deposit the Deposit with the clerk of the court in which the litigation is pending and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility under this Contract. Buyer and Sellers also authorize the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Deposit with the clerk of the court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder. Notwithstanding anything to the contrary contained herein, in the event there is any controversy as to which party is entitled to the Deposit and all or any portion of the Deposit is comprised of a Letter of Credit, then, prior to the expiration of any such Letter of Credit, the Escrow Agent shall (i) instruct Sellers to submit a drawing under such Letter of Credit and deposit the proceeds of such drawing into the escrow or (ii) accept from Buyer a substituted Letter of Credit which is in the same form and from the same financial institution as the previously deposited Letter of Credit with an expiration date no less than six months after the date of replacement.

          SECTION 18.02.  Liability.  The Escrow Agent shall not be liable for
                          ----------
any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its own wilful misconduct or negligence. The Escrow Agent shall be entitled to rely on any instrument or signature reasonably believed by it to be genuine and may assume that any Person purporting to give any writing, notice or instruction in connection with this Contract is duly authorized to do so by the party on whose behalf such writing, notice, or instruction is given.

          SECTION 18.03.  Hold Harmless.  Buyer and Sellers will, and hereby
                          --------------
agree to, jointly and severally, indemnify the Escrow Agent for and hold it harmless against any loss, liability or expense, including Attorneys' Fees, incurred on the part of the Escrow Agent arising out of or in connection with the acceptance of, or the performance of, its duties under this Contract, as well as the costs and expenses of defending against any claim or liability arising under this Contract other than as a result of its own wilful misconduct or negligence. This provision shall survive the Closing or earlier termination of this Contract.

          SECTION 18.04.  FDIC Coverage.  The parties are informed that the
                          --------------
Federal Deposit Insurance Corporation (FDIC) coverage applies only to a maximum amount of One hundred thousand Dollars ($100,000) for each individual depositor, and that the Escrow Agent assumes no responsibility for any loss occurring which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositor's accounts to exceed One hundred thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation.

                                  ARTICLE XIX

                            Buyer's Representations
                            -----------------------

          SECTION 19.01.  Organization and Authority.  Buyer represents and
                          ---------------------------
warrants to Seller, as of the date hereof and as of the Closing Date, that Buyer is duly organized, validly existing and in good standing under the laws of the state of its formation; has the requisite power and authority to execute, deliver and perform this Contract and the other documents and agreements contemplated hereby; Buyer has duly authorized the execution and delivery of this Contract and by the end of the Review Period (assuming this Contract has not been terminated), the performance of its obligations hereunder will have been duly authorized; and the entry into, the performance of, or compliance with this Contract by Buyer will not, to Buyer's knowledge, result in any violation of, default under, or acceleration of any obligation under any existing partnership agreement, mortgage indenture, agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Buyer.

          SECTION 19.02.  Resources.  Buyer has or will have by Closing the
                          ----------
requisite cash, cash equivalents, equity commitment or other sources of financing available to consummate the transactions contemplated hereby.

                                  ARTICLE XX

                     Provisions Relating to Certain Hotels
                     -------------------------------------

          SECTION 20.01.  Florida Radon Gas Disclosure. Radon is a naturally
                          -----------------------------
occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

          SECTION 20.02.  Tampa Hotel.  Buyer acknowledges that the Tampa
                          ------------
Agreement requires 90 days notice to Tampa Manager prior to termination thereof. Buyer and Tampa Seller shall use good faith efforts to reach an agreement with Tampa Manager to cause the Tampa Agreement to be terminated prior to the expiration of such 90-day notice provision at no greater expense thereunder than would have been payable if such full 90 days' notice had been given. In the event that Buyer and Tampa Seller are unable so to terminate the Tampa Agreement prior to the Closing Date, Tampa Seller shall give Tampa Manager notice of termination in accordance with the Tampa Agreement within two (2) business days after the expiration of the Review Period, whereupon Buyer and Sellers shall conduct the closing as to the other Hotels on the Closing Date in accordance with the terms of this Contract and Buyer and Tampa Seller shall conduct the Closing with respect to the Tampa Hotel as soon as practicable following the termination of the Tampa Agreement in accordance with the terms of this Contract, but in no event later than the first business day following the expiration of such 90-day notice provision; provided, however, that all
                                            --------  -------
prorations with respect to the Tampa Hotel shall nevertheless be calculated as of the Closing Date (and Buyer shall be credited with all revenues and expenses derived from or related to the Tampa Hotel from and after the Closing Date), and Tampa Seller shall be entitled to interest at the rate of 8% per annum on the portion of the Purchase Price allocated to such Hotel pursuant to Section 3.03 for the number of days from and including the Closing Date to but excluding the first business day following the expiration of such 90-day notice provision. Buyer and Tampa Seller each agree to each pay one-half of all fees, charges, expenses and other obligations of any kind based upon, or arising out of, the termination of the Tampa Agreement, including any application fees associated with a new franchise agreement for the Tampa Hotel from the Tampa Manager or any Affiliate thereof but excluding any costs relating to the completion of any "property improvement program" specified by such franchisor in connection with any such new franchise agreement.

          SECTION 20.03.  Key Largo Property.  Sellers and Buyer acknowledge
                          -------------------
that the Hotel located in Key Largo, Florida, is subject to a right of first refusal in favor of the lessee under a restaurant lease applicable to such Hotel. If such right of first refusal has not been waived in writing by such lessee on a basis reasonably acceptable to Buyer on or prior to the expiration of the Review Period, Sellers and Buyer shall promptly enter into (i) a separate agreement, substantially similar to the Mystic Agreement, pursuant to which Buyer will agree to purchase such Key Largo Hotel for the price allocated to such Hotel in accordance with Section 3.03 and (ii) an amendment of this Contract to reflect the separate agreement described in the preceding clause
(i), including the addition of a provision substantially similar to Section 7.03(c) and the last sentence of Section 6.14 with respect to the Key Largo Hotel.

          SECTION 20.04.  Rochester Property.  Sellers and Buyer acknowledge
                          -------------------
that the Hotel located in Rochester, New York, may be subject to a right of first refusal. If such right of first refusal has been reasonably determined by Sellers to exist but has not been waived in writing on a basis reasonably acceptable to Buyer on or prior to the expiration of the Review Period, Sellers and Buyer shall promptly enter into (i) a separate agreement, substantially similar to the Mystic Agreement, pursuant to which Buyer will agree to purchase such Rochester Hotel for the price allocated to such Hotel in accordance with
Section 3.03 and (ii) an amendment of this Contract to reflect the separate agreement described in the preceding clause (i), including the addition of a provision substantially similar to Section 7.03(c) and the last sentence of
Section 6.14 with respect to the Rochester Hotel.

                                  ARTICLE XXI

                                 Miscellaneous
                                 -------------

          SECTION 21.01.  Counterparts.  This Contract may be executed in any
                          -------------
number of counterparts, any one and all of which shall constitute the contract of the parties and each of which shall be deemed an original.

          SECTION 21.02.  Section and Paragraph Headings. The section and
                          -------------------------------
paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Contract.

          SECTION 21.03.  Amendment.  No modification or amendment of this
                          ----------
Contract shall be of any force or effect unless in writing executed by both Sellers and Buyer.

          SECTION 21.04.  Attorneys' Fees.  If any party obtains a judgment
                          ----------------
against any other party by reason of breach of this Contract, Attorneys' Fees and costs shall be included in such judgment.

          SECTION 21.05.  Governing Law.  This Contract shall be interpreted in
                          --------------
accordance with the internal laws of the State of New York both substantive and remedial, excluding laws governing conflicts of laws.

          SECTION 21.06.  Entire Contract.  This Contract, including all
                          ----------------
Schedules and Exhibits which are incorporated by reference, sets forth the entire agreement among Sellers and Buyer relating to the Properties and all subject matter herein and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, among the parties.

          SECTION 21.07.  Time of the Essence.  Time is of the essence in the
                          --------------------
performance of all obligations by Buyer and Sellers under this Contract.

          SECTION 21.08.  Computation of Time.  Any reference herein to time
                          --------------------
periods of less than six (6) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Contract which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full business day.

          SECTION 21.09.  Successors and Assigns.  This Contract shall inure to
                          -----------------------
the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

          SECTION 21.10.  No Party Draftsman.  This Contract has been drafted
                          -------------------
jointly by Buyer and Sellers and, accordingly, shall not be construed or interpreted against either Buyer or Sellers.

          SECTION 21.11.  No Third Party Benefitted.  This Contract is solely
                          --------------------------
for the benefit of the parties hereto and there shall be no third party beneficiaries of the terms hereof.

          SECTION 21.12.  Public Announcements.  Subject to disclosure
                          ---------------------
obligations required by law or advised by their counsel to be required by law, neither Sellers nor any of their Affiliates shall issue any press release or otherwise make public any information with respect to this Contract or the transactions contemplated hereby prior to the Closing Date without the prior written consent of Buyer. Subject to disclosure obligations required pursuant to securities laws or stock exchange rules or regulations, or otherwise required by law or advised by its counsel to be required by law, neither Buyer nor any of its Affiliates shall issue any press release or otherwise make public any information with respect to this Contract or the transactions contemplated hereby prior to the expiration of the Review Period without the prior written consent of the Sellers. If a party is required or permitted to issue a press release or other public announcement pursuant to the foregoing, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that
                                                         --------  -------
with respect to any press release or other public disclosure, Sellers must approve those aspects relating to a description of Sellers or their Affiliates. Until such time as a press release has been issued by Buyer, neither Sellers nor Buyer shall discuss or disclose the existence of this transaction, the terms of this Contract or the identity of the parties hereto with any other Person, except for those employees, prospective lenders, advisors, attorneys, consultants and other professionals required to implement the terms of this Contract or to assist in Buyer's due diligence and who have agreed to maintain the confidentiality of the transaction and the information they receive, and except to the extent required by law or advised by counsel to be required by law.

          SECTION 21.13.  Recordation.  The parties agree that neither this
                          ------------
Contract nor any memorandum or notice hereof shall be recorded or filed in any public records. If Buyer violates the terms of this Section, Sellers, in addition to any other rights or remedies they may have, may immediately terminate this Contract by giving notice to Buyer of their election to do so and, in the event of such termination, Seller shall be entitled to receive the Deposit (including any interest earned thereon) from the Escrow Agent as liquidated damages for Buyer's breach. The provisions of this Section shall survive the Closing or any termination of this Contract.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first written above.


                                        CLEARWATER SURFSIDE HOTEL TRUST,

                                        FSA ZETA LBV HOTEL, INC.

                                        TAMPA AIRPORT HOTEL TRUST,

                                        MARINA DEL REY HOTEL TRUST,

                                        FT. LAUDERDALE BEACH HOTEL TRUST,

                                        CLEARWATER-GULFVIEW HOTEL TRUST,

                                        CENTURY CITY HOTEL MANAGEMENT, INC.,

                                        MADEIRA BEACH HOTEL TRUST,

                                        ZETA KEY LARGO HOTEL, INC.,

                                        RICHMOND HOTEL TRUST,

                                        ZETA ST. LOUIS HOTEL, INC.,

                                        ZETA ROCHESTER HOTEL, INC.,

                                        ZETA BLOOMINGTON HOTEL, INC.,

                                         by  /s/ Alex Makowski
                                             ------------------------
                                             Name:   Alex Makowski
                                             Title:  Vice President

                                        AMERICAN GENERAL HOSPITALITY
                                        OPERATING PARTNERSHIP, L.P.

                                          by AGH GP, INC., its
                                             general partner,

                                             by  /s/ Bruce G. Wiles
                                                 -------------------------------
                                                 Name: Bruce G. Wiles
                                                 Title:Executive Vice President


          THE UNDERSIGNED HEREBY EXECUTES THIS CONTRACT TO EVIDENCE ITS AGREEMENT TO BE BOUND BY SECTION 7.03(C) HEREOF.

                                        ZETA MYSTIC HOTEL, INC.,

                                          by  /s/ Alex Makowski
                                              ----------------------------------
                                              Name:   Alex Makowski
                                              Title:  Vice President


                                        THE UNDERSIGNED HEREBY EXECUTES THIS
                                        CONTRACT TO EVIDENCE ITS AGREEMENT TO
                                        ACT AS ESCROW AGENT HEREUNDER.


                                        LAWYERS TITLE INSURANCE
                                        CORPORATION

                                          by  /s/ Michael D. Gallinar
                                              ----------------------------------
                                              Name:   Michael D. Gallinar
                                              Title:  Title Agent

                                                                     Exhibit 2.1
                                                                  EXECUTION COPY

          This AMENDMENT No. 1 is dated as of December 15, 1997 (this "Amendment") to the Contract for Purchase and Sale of Hotels dated as of November 26, 1997 (the "Contract"), by and among those entities identified on Schedule A of the Contract (each a "Seller", and collectively, the "Sellers") and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Buyer"). Terms used herein but not otherwise defined have the meanings assigned to such terms in the Contract.


                                    Recital
                                    -------

               WHEREAS, pursuant to the Contract, Sellers have agreed to sell and Buyer has agreed to buy the Properties; and

               WHEREAS, Sellers and Buyer now desire to amend the Contract to reflect the provisions set forth herein.

               NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:


          SECTION 1.  Extension of Buyer's Due Diligence Regarding Certain
                      ----------------------------------------------------
Items.  (a)  The provisions of this paragraph supersede any contrary provisions
------
of the Contract. Buyer shall have until December 17, 1997 to complete its investigation of the compliance of the three Properties located in Madeira Beach, Tampa, and Ft. Lauderdale, Florida with local zoning laws and building codes. If the cost required to bring any such Property into compliance with local zoning laws and building codes exceeds $50,000 (based on the reasonable estimates of the Buyer), Buyer may so notify Sellers and Escrow Agent in writing on or before 5:00 p.m. Eastern Standard time on December 17, 1997 of any such non-compliance (a "Zoning/Building Code Notice"). In the event Sellers receive any such Zoning/Building Code Notice, Sellers may, with respect to each of the Properties covered by such Notice, elect (i) to terminate the obligations of all parties under the Contract solely with respect to such Property, whereupon Sellers and Buyer shall conduct the Closing as to the other Properties not terminated pursuant to this Amendment on the Closing Date in accordance with the terms of the Contract, except that all provisions of the Contract shall apply only to such other Properties and the Purchase Price, Deposit and Indemnity Fund shall each be reduced by the ratio of the Purchase Price allocated to such Properties (as set forth in Exhibit A to this Amendment) to the Purchase Price for all the Properties

(including such other Properties), (ii) to cure all objections with respect to such Property contained in such Notice by giving written notice of such election to cure within 10 days after the date on which Sellers received such Notice and, following such election, use reasonable efforts to cure such objections no more than 90 days following such election or (iii) to deliver notice to Buyer that they will not cure all such objections relating to such Property. If Sellers shall have elected to cure any such objections, but shall not have cured all such objections within such 90 day period to Buyer's reasonable satisfaction, or if Sellers shall have delivered notice to Buyer that they will not cure all such objections, Buyer may then terminate the Contract by written notice to Sellers and Escrow Agent at any time within 10 days after the expiration of such 90-day period or its receipt of Sellers' notice that they will not cure such objections, as the case may be. If (1) Buyer fails to provide Sellers with any Zoning/Building Code Notice as permitted pursuant to this paragraph, (2) Buyer fails to notify Sellers and Escrow Agent that it is not reasonably satisfied with Sellers' cure of any objections set forth in any such Notice within 10 days after such 90-day period or (3) Buyer fails to notify Sellers and Escrow Agent of its election to terminate the Contract within 10 days after its receipt of Sellers' notice that they will not cure all such objections, then Buyer shall be deemed to have approved all such matters and to have waived its right to terminate the Contract under this paragraph.

          (b) The provisions of this paragraph supersede any contrary provisions of the Contract. Buyer shall have until December 19, 1997 to complete environmental testing of (i) lead contained in the water supply or paint at any of the Properties, (ii) radon located at any of the Properties and (iii) underground storage tanks located at Bloomington, Minnesota, Madeira Beach, Florida and Clearwater Beach (Ramada Inn), FL. If the cost required to remediate any such environmental condition revealed by such testing at any such Property exceeds $50,000 (based on the reasonable estimates of the Buyer), Buyer may so notify Sellers and Escrow Agent in writing on or before 5:00 p.m. Eastern Standard time on December 19, 1997 of any such non-compliance (a "Lead/Radon/UST Notice"). In the event Sellers receive any such Lead/Radon/UST Notice, Sellers may, with respect to each of the Properties covered by such Notice, elect (i) to terminate the obligations of all parties under the Contract solely with respect to such Property, whereupon Sellers and Buyer shall conduct the Closing as to the other Properties not terminated pursuant to this Amendment on the Closing Date in accordance with the terms of the Contract, except that all provisions of the Contract shall apply only to such other Properties and the Purchase Price, Deposit and Indemnity Fund shall each be reduced by the ratio of the Purchase Price allocated to such Properties (as set forth in Exhibit A to this

Amendment) to the Purchase Price for all the Properties (including such other Properties), (ii) to cure all objections with respect to such Property contained in such Notice by giving written notice of such election to cure within 10 days after the date on which Sellers received such Notice and, following such election, use reasonable efforts to cure such objections no more than 90 days following such election or (iii) to deliver notice to Buyer that they will not cure all such objections relating to such Property. If Sellers shall have elected to cure any such objections, but shall not have cured all such objections within such 90-day period to Buyer's reasonable satisfaction, or if Sellers shall have delivered notice to Buyer that they will not cure all such objections, Buyer may then terminate the Contract by written notice to Sellers and Escrow Agent at any time within 10 days after the expiration of such 90-day period or its receipt of Sellers' notice that they will not cure such objections, as the case may be. If (1) Buyer fails to provide Sellers with any Lead/Radon/UST Notice as permitted pursuant to this paragraph, (2) Buyer fails to notify Sellers and Escrow Agent that it is not reasonably satisfied with Sellers' cure of any objections set forth in any such Notice within 10 days after such 90-day period or (3) Buyer fails to notify Sellers and Escrow Agent of its election to terminate the Contract within 10 days after its receipt of Sellers' notice that they will not cure all such objections, then Buyer shall be deemed to have approved all such matters and to have waived its right to terminate the Contract under this paragraph.

          (c) If Buyer terminates the Contract pursuant to this Section, Sellers shall be entitled to retain (and, to the extent it has not already done so, Buyer shall return to Sellers) all Property Records, including all copies of reports and studies prepared by third parties relating to the Properties resulting from the inspection of the Properties and all documents delivered to Buyer pursuant to Section 4.01 of the Contract. The Deposit shall be returned to Buyer by Escrow Agent within two (2) business days after any such termination and no party shall have any further rights or obligations to any other, except for the indemnity set forth in Section 4.02(a) of the Contract. If Buyer does not terminate the Contract as provided in this Section, Buyer shall be deemed to have waived its right to terminate the Contract under this Section and shall be deemed to have accepted and approved the condition of the Properties, subject to the remaining terms of the Contract, and the Deposit shall become nonrefundable to Buyer, subject only to Section 7.02, Article XIII and Article XIV of the Contract.

          (d) If Buyer elects to terminate the Mystic Agreement in accordance with Amendment No. 1 thereto, Buyer shall automatically be deemed to have concurrently elected to terminate the Contract in accordance with this Amendment No. 1.

          SECTION 2.  St. Louis Property.  With respect to the Property located
                      -------------------
in St. Louis, Missouri (the "St. Louis Property"), Buyer shall have until January 15, 1998 to complete any additional third party environmental studies or reports it determines advisable ("Environmental Studies"). If the results of such tests are materially unsatisfactory to Buyer as set forth in a written notice to Sellers on or before January 15, 1998, (A) Sellers and Buyer shall conduct the Closing as to the other Properties on the Closing Date in accordance with the terms of the Contract, except that all provisions of the Contract shall apply only to such other Properties, the Purchase Price shall be reduced by the portion thereof allocated to the St. Louis Property, as set forth in Exhibit A to this Amendment (the "St. Louis Purchase Price"), and the Deposit and Indemnity Fund shall each be reduced by the ratio of the St. Louis Purchase Price to the Purchase Price for all the Properties (including the St. Louis Property) and (B) Buyer and ZETA St. Louis Hotel, Inc. (the "St. Louis Seller") shall mutually agree upon the price, terms and conditions with respect to the sale of the St. Louis Property to the Buyer; provided, however, that either
                                             --------  -------
Buyer or Sellers may elect to terminate the obligations of all parties under the Contract (following the delivery of any notice made by Buyer pursuant to this Section) solely with respect to the St. Louis Property by providing written notice to the other of their election to so terminate such obligations, whereupon the portion of the Deposit allocable to the St. Louis Property shall be returned to Buyer.

          SECTION 3.  Purchase Price Allocations.  Buyer and Sellers agree that
                      ---------------------------
the Purchase Price allocations to be determined pursuant to Section 3.03 of the Contract are attached hereto as Exhibit A and are hereby approved by each party.

          SECTION 4.  Expiration of Review Period.  Sellers and Buyer agree
                      ----------------------------
that, except as specifically set forth in Sections 1 and 2 of this Amendment, the Review Period has expired.

          SECTION 5.  Miscellaneous.  Except as amended hereby, the terms of the
                      --------------
Contract shall remain in full force and effect. This Amendment shall be governed by, and construed under, the internal laws of New York. This Amendment may be executed and delivered by the parties by telecopy and may be signed in any number of identical counterparts, each set of which executed by all parties shall be deemed to be an original counterpart, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                                            CLEARWATER SURFSIDE HOTEL TRUST,
                                            FSA ZETA LBV HOTEL, INC.
                                            TAMPA AIRPORT HOTEL TRUST,
                                            MARINA DEL REY HOTEL TRUST,
                                            FT. LAUDERDALE BEACH HOTEL TRUST,
                                            CLEARWATER-GULFVIEW HOTEL TRUST,
                                            CENTURY CITY HOTEL MANAGEMENT, INC.,
                                            MADEIRA BEACH HOTEL TRUST,
                                            ZETA KEY LARGO HOTEL, INC.,
                                            RICHMOND HOTEL TRUST,
                                            ZETA ST. LOUIS HOTEL, INC.,
                                            ZETA ROCHESTER HOTEL, INC.,
                                            ZETA BLOOMINGTON HOTEL, INC.,

                                                  by
                                                       ________________________
                                                       Name:   Alex Makowski
                                                       Title:  Vice President


                                            AMERICAN GENERAL HOSPITALITY
                                            OPERATING PARTNERSHIP, L.P.

                                                  by AGH GP, INC., its
                                                       general partner,

                                                  by
                                                      _________________________
                                                      Name:
                                                      Title:

                                                                       Exhibit A

                                                                       Exhibit B

                                                                     Exhibit 2.1

                                                                  EXECUTION COPY



                      CERTIFICATION OF NONFOREIGN STATUS
                            (Entity - Transferor)


          Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding tax is not required upon the disposition of a U.S. real property interest by the following entities, the undersigned, on behalf of each of the transferors listed herein, hereby certifies the following:

(1)  400 Mandalay Avenue, Clearwater Beach, Florida (the "Clearwater-Surfside
     ------------------------------------------------------------------------
     Property")
     ----------

          (a) Clearwater-Surfside Hotel Trust, the transferor of the Clearwater-Surfside Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Clearwater-Surfside Hotel Trust's U.S. employer identification number is 51-6498646;

          (c) Clearwater-Surfside Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Clearwater-Surfside Property (the real property being transferred) is 400 Mandalay Avenue, Clearwater Beach, Florida 34630.

          Clearwater-Surfside Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

(2)  Walt Disney World Village, 1805 Hotel Plaza Boulevard, Lake Buena Vista,
     ------------------------------------------------------------------------
     Florida (the "Lake Buena Vista Property")
     -----------------------------------------

          (a) FSA ZETA LBV Hotel, Inc., the transferor of the Lake Buena Vista Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) FSA ZETA LBV Hotel, Inc.'s U.S. employer identification number is 59-3162781;

          (c) FSA ZETA LBV Hotel, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Lake Buena Vista Property (the real property being transferred) is Walt Disney World Village, 1805 Hotel Plaza Boulevard, Lake Buena Vista, Florida 32830.

          FSA ZETA LBV Hotel, Inc., understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(3)  4500 Cypress Street, Tampa, Florida (the "Tampa Airport Hotel Property")
     ------------------------------------------------------------------------

          (a) Tampa Airport Hotel Trust, the transferor of the Tampa Airport Hotel Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Tampa Airport Hotel Trust's U.S. employer identification number is 51-6498654;

          (c) Tampa Airport Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Tampa Airport Hotel Property (the real property being transferred) is 4500 Cypress Street, Tampa, Florida 33607.

          Tampa Airport Hotel Trust understands that this certification may be disclosed to the Internal Revenue

Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(4)  13480 Maxella Avenue, Marina del Rey, California (the "Marina del Rey
     ---------------------------------------------------------------------
     Property")
     ----------

          (a) Marina del Rey Hotel Trust, the transferor of the Marina del Rey Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Marina del Rey Hotel Trust's U.S. employer identification number is 51-6498652;

          (c) Marina del Rey Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Marina del Rey Property (the real property being transferred) is 13480 Maxella Avenue, Marina del Rey, California 90291.

          Marina del Rey Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(5)  999 North Atlantic Boulevard, Ft. Lauderdale, Florida (the "Ft. Lauderdale
     --------------------------------------------------------------------------
     Beach Property")
     ----------------

          (a) Ft. Lauderdale Beach Hotel Trust, the transferor of the Ft. Lauderdale Beach Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Ft. Lauderdale Beach Hotel Trust's U.S. employer identification number is 51-6498648;

          (c) Ft. Lauderdale Beach Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Ft. Lauderdale Beach Property (the real property being transferred) is 999 North Atlantic Boulevard, Ft. Lauderdale, Florida 33304.

          Ft. Lauderdale Beach Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(6)  521 South Gulf Boulevard, Clearwater Beach, Florida (the "Clearwater-
     --------------------------------------------------------------------
     Gulfview Property")
     -------------------

          (a) Clearwater-Gulfview Hotel Trust, the transferor of the Clearwater-Gulfview Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Clearwater-Gulfview Hotel Trust's U.S. employer identification number is 51-6498645;

          (c) Clearwater-Gulfview Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Clearwater-Gulfview Property (the real property being transferred) is 521 South Gulf Boulevard, Clearwater Beach, Florida 34630.

          Clearwater-Gulfview Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(7)  10320 West Olympic Boulevard, Los Angeles, California (the "Century City
     ------------------------------------------------------------------------
     Property")
     ----------

          (a) Century City Hotel Management, Inc., the transferor of the Century City Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Century City Hotel Management, Inc.'s U.S. employer identification number is 13-3600111;

          (c) Century City Hotel Management, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Century City Property (the real property being transferred) is 10320 West Olympic Boulevard, Los Angeles, California 90066.

          Century City Hotel Management, Inc. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(8)  15208 Gulf Boulevard, Madeira Beach, Florida (the "Madeira Beach Property")
     ---------------------------------------------------------------------------

          (a) Madeira Beach Hotel Trust, the transferor of the Madeira Beach Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Madeira Beach Hotel Trust's U.S. employer identification number is 51-6498651;

          (c) Madeira Beach Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Madeira Beach Property (the real property being transferred) is 15208 Gulf Boulevard, Madeira Beach, Florida 33708.

          Madeira Beach Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(9)  P.O. Box 1024 Overseas Highway (U.S. 1), Key Largo, Florida (the "Key Largo
     ---------------------------------------------------------------------------
     Property")
     ----------

          (a) ZETA Key Largo Hotel, Inc., the transferor of the Key Largo Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) ZETA Key Largo Hotel, Inc.'s U.S. employer identification number is 65-0384822;

          (c) ZETA Key Largo Hotel, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Key Largo Property (the real property being transferred) is P.O. Box 1024 Overseas Highway (U.S. 1), Key Largo, Florida 33037.

          ZETA Key Largo Hotel, Inc. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(10) I-64 West End, 6531 West Broad Street, Richmond, Virginia (the "Richmond
     ------------------------------------------------------------------------
     Property")
     ----------

          (a) Richmond Hotel Trust, the transferor of the Richmond Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) Richmond Hotel Trust's U.S. employer identification number is 51-6498653;

          (c) Richmond Hotel Trust's office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Richmond Property (the real property being transferred) is I-64 West End, 6531 West Broad Street, Richmond, Virginia 23230.

          Richmond Hotel Trust understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(11) 5915 Wilson Avenue, St. Louis, Missouri (the "St. Louis Property")
     ------------------------------------------------------------------

          (a) ZETA St. Louis Hotel, Inc., the transferor of the St. Louis Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) ZETA St. Louis Hotel, Inc.'s U.S. employer identification number is 43-1629026;

          (c) ZETA St. Louis Hotel, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the St. Louis Property (the real property being transferred) is 5915 Wilson Avenue, St. Louis, Missouri 63110.

          ZETA St. Louis Hotel, Inc. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.


(12) 175 Jefferson Road, Henrietta, New York (the "Rochester Property")
     ------------------------------------------------------------------

          (a) ZETA Rochester Hotel, Inc., the transferor of the Rochester Property, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          (b) ZETA Rochester Hotel, Inc.'s U.S. employer identification number is 16-1431097;

          (c) ZETA Rochester Hotel, Inc.'s office address is c/o Financial Security Assurance Inc. ("FSA"), 350 Park Avenue, 13th Floor, New York, NY 10022; and

          (d) The address of the Rochester Property (the real property being transferred) is 175 Jefferson Road, Henrietta, New York 14623.

          ZETA Rochester Hotel, Inc. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.



                             ____________________


          Under penalties of perjury, the undersigned declares that he has examined this Certification, and, to the best of his knowledge and belief, it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of each of the transferors described herein.

Dated:  February   , 1998


                                   CLEARWATER-SURFSIDE HOTEL TRUST,
                                   FSA ZETA LBV HOTEL, INC.,
                                   TAMPA AIRPORT HOTEL TRUST,
                                   MARINA DEL REY HOTEL TRUST,
                                   FT. LAUDERDALE BEACH HOTEL TRUST,
                                   CLEARWATER-GULFVIEW HOTEL TRUST,
                                   CENTURY CITY HOTEL MANAGEMENT, INC.,
                                   MADEIRA BEACH HOTEL TRUST,
                                   ZETA KEY LARGO HOTEL, INC.,
                                   RICHMOND HOTEL TRUST,
                                   ZETA ST. LOUIS HOTEL, INC.,
                                   ZETA ROCHESTER HOTEL, INC.,

                                     by
                                       _______________________________
                                       Name:  Alex Makowski
                                       Title:  Vice President

Sworn to before me this
____ day of _______, 1998.


__________________________
       Notary Public